 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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WEST BANCORPORATION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WEST BANCORPORATION, INC.

NOTICE OF ANNUAL STOCKHOLDERS' MEETING TO BE HELD APRIL 27, 2017

Dear Fellow Stockholders:

The West Bancorporation, Inc. (the "Company") Annual Meeting of Stockholders will be held in the David L. Miller Conference Center at the Company's headquarters located at 1601 22nd Street, West Des Moines, Iowa, on Thursday, April 27, 2017, at 4:00 p.m. Central time.  We will review the progress of the Company and answer questions during the meeting.  If a quorum of stockholders is represented at the meeting, in person or by proxy, the following matters will be presented for votes:

Item 1.	The election of 13 directors to serve as the Board of Directors until the next Annual Meeting and until their successors are elected and have been qualified;

Item 2.	The approval, on a nonbinding basis, of the 2016 compensation of the named executive officers disclosed in the proxy statement;

Item 3.	The approval of the West Bancorporation, Inc. 2017 Equity Incentive Plan;

Item 4.	The ratification of the appointment of RSM US LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2017; and

Item 5.	All other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on February 17, 2017, as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.  A list of stockholders entitled to notice will be available for inspection, upon written request, at the Company's headquarters located at 1601 22nd Street, West Des Moines, Iowa, beginning two business days after this notice is first mailed.

Whether or not you expect to attend the Annual Meeting, in order to make sure your vote is received, please complete and return the enclosed proxy card or vote your proxy via the internet or telephone as instructed on the proxy card.  A prompt response would be appreciated.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting to be held on April 27, 2017:

Copies of the documents included in this mailing, including the proxy statement, Form 10-K and summary annual report, are also available at www.snl.com/irweblinkx/docs.aspx?iid=1021570.

We hope you will personally attend the Annual Meeting, and we look forward to seeing you there.  Thank you for your interest in our Company.

For the Board of Directors,

 /s/ David R. Milligan

David R. Milligan
Chairman
West Bancorporation, Inc.

March 1, 2017

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Proxy Statement Table of Contents

WEST BANCORPORATION, INC.

1601 22nd Street
West Des Moines, Iowa  50266

PROXY STATEMENT
2017 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 27, 2017

This proxy statement and the accompanying proxy card are being furnished in connection with the solicitation by the Board of Directors (the "Board") of West Bancorporation, Inc. (the "Company") of proxies to be used at the 2017 Annual Meeting of Stockholders (the "Annual Meeting"). The meeting will be held in the David L. Miller Conference Center at the Company's headquarters located at 1601 22nd Street, West Des Moines, Iowa, on April 27, 2017, at 4:00 p.m. Central time, and at any and all adjournments thereof.  Copies of the Company's 2016 summary annual report to stockholders and Form 10-K containing the annual report to stockholders, including our consolidated financial statements for the fiscal year ended December 31, 2016, accompany this proxy statement.  This proxy statement, form of proxy, and other accompanying materials are first being mailed to stockholders on or about March 1, 2017.

QUESTIONS AND ANSWERS

What is a proxy?

A proxy is a document, also referred to as a "proxy card," on which you authorize someone else to vote for you in the way that you want to vote. The proxy holders will vote your shares as you have instructed, thereby ensuring your shares will be voted whether or not you attend the Annual Meeting. You may also choose to abstain from voting.

What is a proxy statement?

A proxy statement is a document required by the Securities and Exchange Commission (the "SEC") that, among other things, explains the items on which you are asked to vote on the proxy card.

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card from us because you were a stockholder of record of the Company at the close of business on February 17, 2017 (the "Record Date"). As a stockholder of record on the Record Date, you are entitled to vote at the Annual Meeting. This proxy statement describes the matters that will be presented for consideration by the stockholders at the Annual Meeting. It also gives you information concerning those matters to assist you in making an informed decision on each matter.

When you sign the enclosed proxy card or otherwise vote pursuant to the instructions set forth in the proxy card, you appoint the proxy holders designated on the proxy card as your representatives at the meeting. The proxy holders will vote your shares as you have instructed, thereby ensuring your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we ask that you instruct the proxies how to vote your shares in advance of the meeting just in case your plans change.

What if I receive more than one proxy card?

You will receive more than one proxy card if you have multiple holdings reflected in our stock transfer records or in accounts with brokers. Please sign and return ALL proxy cards to ensure that all of your shares are voted.

Proxy Statement Table of Contents

What matters will be voted on at the meeting?

You are being asked to vote on the following matters proposed by our Board of Directors:

(1)	the election of 13 directors;

(2)	the approval, on a nonbinding basis, of the 2016 compensation of the named executive officers, commonly known as a "say-on-pay" proposal;

(3)	the approval of the West Bancorporation, Inc. 2017 Equity Incentive Plan; and

(4)	the ratification of RSM US LLP as our independent registered public accounting firm for the 2017 fiscal year.

These matters are more fully described in this proxy statement. We are not aware of any other matters that will be voted on at the Annual Meeting. However, if any other business properly comes before the meeting, the persons named as proxies for stockholders will vote on such matters in a manner they consider appropriate.

How do I vote?

After reviewing this document, please submit your proxy using any of the voting methods indicated on the proxy card. By submitting your proxy, you authorize the individuals named in it to represent you and vote your shares at the Annual Meeting in accordance with your instructions. Your vote is important. Whether or not you plan to attend the Annual Meeting, please submit your proxy card promptly in the enclosed envelope, or through the internet or via telephone by following the instructions on the proxy card.

If you sign and return your proxy card but do not mark the card to provide voting instructions, the shares represented by your proxy card will be voted "FOR" all 13 nominees named in this proxy statement, "FOR" the say-on-pay proposal, "FOR" the approval of the 2017 Equity Incentive Plan and "FOR" the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the 2017 fiscal year.

If you are a beneficial owner and a broker or other fiduciary is the record holder of your shares (which is usually referred to as "street name" ownership), then you received this proxy statement from the record holder of the shares that you beneficially own. The record holder should have given you instructions for directing how the record holder should vote your shares. It will then be the record holder's responsibility to vote your shares in the manner you direct.

If you want to vote in person, please come to the Annual Meeting. We will distribute ballots to anyone who wants to vote at the meeting. Please note, however, that if your shares are held in the name of a broker or other fiduciary (i.e. in street name), you will need to arrange to obtain a legal proxy from the record holder in order to vote in person at the meeting. Even if you plan to attend the Annual Meeting, we ask that you complete and return your proxy card or vote by telephone or via the internet in advance of the Annual Meeting in case your plans change.

If I hold shares in the name of a broker, who votes my shares?

If your broker holds your shares in its name and you have not provided voting instructions for your shares, your broker may choose to either leave your shares unvoted or vote your shares on certain "routine" matters on which the broker is deemed to have discretionary voting authority. The ratification of the appointment of an issuer's independent registered public accounting firm is considered a routine matter, while the election of directors, approval of say-on-pay proposals and approval of equity incentive plans are all considered nonroutine matters. Thus, if you do not provide instructions to your broker as to how it should vote the shares beneficially owned by you, your broker will be able to vote on the ratification of the appointment of RSM US LLP as our independent registered public accounting firm but will not be permitted to vote on the election of directors, the approval of the say-on-pay proposal or the approval of the 2017 Equity Incentive Plan. If your broker does not receive instructions from you on how to vote on a particular matter on which your broker does not have discretionary authority to vote, your broker will return the proxy to us indicating the broker does not have authority to vote on these matters. This is referred to as a "broker non-vote" with respect to the nonroutine matters and will affect the outcome of the voting as described below under "What options do I have in voting on each of the proposals?" Therefore, we encourage you to provide directions to your broker as to how you want your shares voted on all matters brought before the Annual Meeting.

Proxy Statement Table of Contents

If I hold shares in the West Bancorporation Employee Savings and Stock Ownership Plan, who votes my shares?

If you are a holder of stock in the Company's Employee Savings and Stock Ownership Plan (the "Plan"), you can direct the trustee of the Plan (the "Trustee") how to vote the number of shares you hold in the Plan for each proposal included in this proxy statement. If you do not provide timely voting directions to the Trustee, then the Trustee shall vote the shares held for your benefit in the same proportion as those shares of stock held in the Plan for which the Trustee has received proper directions for voting.

What if I change my mind after I return my proxy?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close for the meeting. You may do this by:

•	signing another proxy card with a later date and returning that proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717;

•	timely submitting another proxy via the internet;

•	timely submitting another proxy via telephone;

•	sending notice to us at the address below that you are revoking your proxy; or

•	voting in person at the meeting.

All written notices of revocation and other written communications with respect to revocation of proxies should be sent to West Bancorporation, Inc., 1601 22nd Street, West Des Moines, Iowa 50266, Attention: Corporate Secretary. If you hold your shares in the name of your broker and desire to revoke your proxy, you will need to contact your broker.

How many votes do we need to hold the Annual Meeting?

A majority of the outstanding shares entitled to vote as of the Record Date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if the stockholder either:

•	is present and votes in person at the meeting; or

•	has properly submitted a signed proxy card or other form of proxy (through the internet or telephone).

On the Record Date, there were 16,137,999 shares of common stock issued and outstanding, all of which were entitled to vote. Therefore, at least 8,069,000 shares need to be present, in person or by proxy, at the Annual Meeting.

What happens if a nominee is unable to stand for re-election?

The Board of Directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee at the discretion of the proxy holders. Proxies cannot be voted for more than 13 nominees. We have no reason to believe any nominee will be unable to stand for election.

What options do I have in voting on each of the proposals?

The directors are elected by a plurality, and the 13 nominees receiving the greatest number of votes cast "FOR" their election will be elected as directors of the Company. Votes withheld from any nominee have no legal effect on the election of directors due to the fact that such elections are by a plurality of the votes cast.

The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required to approve the say-on-pay proposal, the 2017 Equity Incentive Plan and the ratification of the appointment of RSM US LLP as our registered independent public accounting firm for the fiscal year ending December 31, 2017. The vote on our executive compensation is advisory and is not binding on the directors of the Company. However, the Compensation Committee of the Board will consider stockholder votes in establishing our compensation plans for subsequent years.

Broker non-votes will not be counted as entitled to vote, but will count for purposes of determining whether a quorum is present. So long as a quorum is present, broker non-votes will have no effect on the outcome of the matters to be presented for a vote at the Annual Meeting. In tabulating the votes, abstentions will be counted as shares present and entitled to vote and will have the effect of a vote against a proposal.

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Where do I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. The voting results will also be disclosed in a Current Report on Form 8-K that we will file with the SEC within four business days after the meeting.

Who bears the cost of soliciting proxies?

The Company will bear the cost of soliciting proxies. In addition to solicitations by mail, our officers, directors or employees, without extra compensation, may solicit proxies in person, via email or by telephone. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED AND SIGNED PROXY CARD, OR VOTE BY TELEPHONE OR INTERNET, PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

PROPOSALS FOR ANNUAL MEETING

Item 1. Election of Directors.

The Company's Bylaws provide that the number of directors of the Company shall not be less than 5 nor greater than 15. The Board currently consists of 13 members.  For reasons explained below in the Nominating and Corporate Governance Committee Report, the Board has set the number of directors for 2017 at 13. Proxies cannot be voted for more than 13 persons.

The term for directors is until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier resignation, removal from office, death or incapacitation.

The Board recommends a vote "FOR" each of the nominees listed in the table below. Properly executed proxies on the accompanying proxy card will be voted "FOR" the election of the listed individuals, unless contrary instructions are given.

If any nominee or nominees shall become unavailable for election, it is intended that the size of the Board will be reduced accordingly, provided that the number of nominees shall not be less than five.  Any stockholder has the option to withhold authority to vote for any or all nominees.  Votes withheld from any nominee have no legal effect on the election of directors due to the fact that such elections are by a plurality of the votes cast.

Proxy Statement Table of Contents

Information concerning the nominees, including their ages, year first elected as a director of West Bancorporation, Inc., and business experience during the previous five years as of February 17, 2017, is set forth in the table and narrative description of each director's experience below.  All the nominees are currently serving as directors of the Company and as directors of the Company's wholly-owned subsidiary, West Bank.

Name (Age)	Has Served as Director Since	Principal Occupation and/or Position with Company and West Bank and Location
Frank W. Berlin (Age 71)	1995	Consultant, Frank W. Berlin & Associates, and Director of the Company and West Bank West Des Moines, Iowa
Joyce A. Chapman (Age 72)	2009	Retired and Director of the Company and West Bank Des Moines, Iowa
Steven K. Gaer (Age 56)	2011	Chief Operating Officer and General Counsel, R&R Realty Group, and Director of the Company and West Bank West Des Moines, Iowa
Michael J. Gerdin (Age 47)	2013	Chairman and Chief Executive Officer, Heartland Express, Inc., and Director of the Company and West Bank North Liberty, Iowa
Kaye R. Lozier (Age 71)	2009	Owner and President of Lozier Consulting, and Director of the Company and West Bank Des Moines, Iowa
Sean P. McMurray (Age 49)	2013	Chief Executive Officer, AgSolver, Inc., and Director of the Company and West Bank Clive, Iowa
David R. Milligan (Age 69)	2009	Chairman and Director of the Company and Director of West Bank West Des Moines, Iowa
George D. Milligan (Age 60)	2005	President, The Graham Group, Inc., and Director of the Company and West Bank Des Moines, Iowa
David D. Nelson (Age 56)	2010	Chief Executive Officer, President and Director of the Company; Chairman, Chief Executive Officer and Director of West Bank West Des Moines, Iowa
James W. Noyce (Age 61)	2009	Retired and Director of the Company and West Bank West Des Moines, Iowa
Robert G. Pulver (Age 69)	1984	President and Chief Executive Officer, All-State Industries, Inc., and Director of the Company and West Bank West Des Moines, Iowa
Lou Ann Sandburg (Age 68)	2011	Retired and Director of the Company and West Bank Clive, Iowa
Philip Jason Worth (Age 45)	2013	Sales Manager, Gilcrest/Jewett Lumber Company, and Director of the Company and West Bank West Des Moines, Iowa

The particular experiences, qualifications, attributes and skills that led the Board to conclude that each nominee should serve as a director are as follows:

Frank W. Berlin has served as a director of West Bank since 1995.  Mr. Berlin is a consultant and former President of Frank W. Berlin & Associates, a West Des Moines company specializing in employee benefits.  He also has extensive knowledge and experience with executive compensation programs.

Joyce A. Chapman has served as a director of West Bank since 1975.  Mrs. Chapman served as an officer of West Bank from 1971 until she retired as Executive Vice President in 2006.  During her career at West Bank, she served in a variety of capacities, covering virtually all aspects of bank administration and operation.  Mrs. Chapman is also a board member of the public company American Equity Investment Life Holding Company of West Des Moines, Iowa.  She has extensive knowledge and experience with bank practices and procedures.

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Steven K. Gaer has served as a director of West Bank since 2011. Mr. Gaer is Chief Operating Officer and General Counsel for R&R Realty Group, Iowa's largest commercial real estate development, management and investment company. He has extensive knowledge of commercial real estate structuring, development, financing and underwriting. He is also currently serving as the Mayor of the City of West Des Moines, Iowa, a position he has held since April 2007. Mr. Gaer is also serving on the following boards: Greater Des Moines Partnership; Regional Economic Development Board; Metropolitan Planning Organization; and the County Assessor Boards for Polk, Dallas, Madison and Warren counties.

Michael J. Gerdin has served as a director of West Bank since 2013. Mr. Gerdin is the Chairman, Chief Executive Officer and director of Heartland Express, Inc., which is a publicly traded company that is a short-to-medium haul truckload carrier with corporate headquarters in North Liberty, Iowa. From 1998 to 2001, he was President of A&M Express, a wholly-owned subsidiary of Heartland Express. In 2001, Mr. Gerdin was appointed as Vice President of Regional Operations, and in 2006 he was appointed as President of Heartland Express, Inc. He became Chairman and Chief Executive Officer of that entity in 2011. Mr. Gerdin has familiarity with the eastern Iowa business community and has extensive experience in a public company environment.

Kaye R. Lozier has served as a director of West Bank since 2005.  Mrs. Lozier is the owner and President of Lozier Consulting and served as the Director of Donor Relations for the Community Foundation of Greater Des Moines until June 2015.  She is involved in the Des Moines area, serving on the Executive Committee of Restoration Ingersoll and Chair of the Terrace Hill Commission.

Sean P. McMurray has served as a director of West Bank since 2013. Mr. McMurray currently serves as Chief Executive Officer of AgSolver, Inc., a technology company, a position he has held since 2014. Mr. McMurray founded DataVision Resources and served as the Chief Executive Officer for 15 years until DataVision Resources was acquired by Equifax, Inc. in 2011. Mr. McMurray served as a Senior Vice President at Equifax, Inc. until May 2013. Mr. McMurray served as the Chairman of SmartyPig, LLC until its sale in November 2015. Previously, he was the Chief Technology Officer of SmartyPig, LLC and was principally responsible for managing the integration with SmartyPig, LLC partner banks. This included satisfying all regulatory and compliance issues, monitoring risk and security during and after integration, and designing accounting and tax solutions for the financial aspects of SmartyPig, LLC. He has also helped to build and design the business platform for Businessolver, LLC, where he serves as an owner and board member. Mr. McMurray has extensive knowledge about technology relevant to the financial services industry.

David R. Milligan has served as a director of West Bank since 2000.  Mr. Milligan has served as Chairman of the Company since April 2010.  Mr. Milligan joined West Bank in 1980 and served in various capacities, including General Counsel.  He retired as Executive Vice President of the Company and as Chairman and Chief Executive Officer of West Bank on December 31, 2004.  He served as a director of the Company from 2002 through 2004, and as Vice Chairman of West Bank until December 2006.  He was a self-employed attorney and “Of Counsel” with Ahlers & Cooney, P.C. of Des Moines, Iowa, from March 2007 through February 2009.  Mr. Milligan resumed part-time employment with West Bank in February 2009 and full-time employment in May 2009.  Mr. Milligan was elected interim Chief Executive Officer of the Company and interim Chief Executive Officer and Chairman of West Bank in July 2009 and served in those positions until April 1, 2010.  He then served as Executive Vice President of West Bank from April 1, 2010 through April 30, 2010. He has extensive knowledge of bank regulatory matters, loan portfolio management and corporate governance.

George D. Milligan has served as a director of West Bank since 1994.  Mr. Milligan is President of the Graham Group, Inc., a Des Moines, Iowa-based real estate development and investment company.  He has extensive knowledge of commercial real estate financing and underwriting.  He is also a board member of the public company United Fire & Casualty Company of Cedar Rapids, Iowa.

David D. Nelson has served as a director of West Bank since 2010. Mr. Nelson joined the Company on April 1, 2010, as Chief Executive Officer and President and as Chairman and Chief Executive Officer of West Bank. Mr. Nelson has more than 30 years of experience in commercial banking.  Prior to joining the Company, he was the President of Southeast Minnesota Business Banking and President of Wells Fargo Bank Rochester in Rochester, Minnesota.  He has strong backgrounds in customer relationship building, credit and leadership development.

Proxy Statement Table of Contents

James W. Noyce has served as a director of West Bank since 2009.  Mr. Noyce most recently served as the interim Chief Executive Officer of the YMCA of Greater Des Moines from January 2016 until June 2016. Mr. Noyce has over three decades of experience in the financial services industry, and previously served as the Chief Executive Officer of FBL Financial Group, Inc., a publicly traded financial services company, and Farm Bureau Financial Services Companies from January 2007 through April 2009, and Chief Financial Officer of these entities from January 1996 through December 2006.  Prior to that, Mr. Noyce held various positions with FBL Financial Group, Inc. and Farm Bureau Financial Services Companies, including Controller and Vice President.  He served on the Advisory Committee to Farm Bureau Bank for approximately seven years until May 2009.  Mr. Noyce served as the Senior Advisor and Major Gifts Officer for Drake University Athletics from August 2009 to November 2010.  Mr. Noyce is a board member of the public company United Fire & Casualty Company of Cedar Rapids, Iowa.  He is an audit committee financial expert and serves as Chair of the Audit Committee.  Mr. Noyce is a Certified Public Accountant (inactive), a Fellow of the Casualty Actuarial Society and an Associate of the Society of Actuaries.

Robert G. Pulver has served as a director of West Bank since 1981.  He also served as Vice Chairman of the Board from July 2009 until April 2014.  Mr. Pulver is the President and Chief Executive Officer of All-State Industries, Inc., an industrial rubber products manufacturer, which he founded and has operated for over 40 years.

Lou Ann Sandburg has served as a director of West Bank since 2011. Mrs. Sandburg served as Vice President of Investments at FBL Financial Group, Inc., a publicly traded financial services company, from 1998 until her retirement in 2008. From 1980 through 1998, Mrs. Sandburg managed various fixed-income portfolios at FBL Financial Group, Inc. Mrs. Sandburg is a chartered financial analyst.

Philip Jason Worth has served as a director of West Bank since 2011. Mr. Worth has worked in the family business, Gilcrest/Jewett Lumber Company, since 1999 and is currently the sales manager. Gilcrest/Jewett Lumber Company was founded in 1856, and Mr. Worth represents the sixth generation of ownership. The company supplies building materials to general contractors and homeowners in central and eastern Iowa and employs 290 people at four retail locations. The company focuses on building strong, lasting relationships, extending and managing its own credit, and staying active in the communities it serves. Mr. Worth has extensive knowledge of the real estate construction business in the Company's primary markets.

As noted above, with the exception of Mrs. Chapman, who is a director of American Equity Investment Life Holding Company, Mr. Gerdin, who is a director of Heartland Express, Inc., Mr. G. Milligan, who is a director of United Fire & Casualty Company, Mr. Noyce, who is a director of United Fire & Casualty Company and was a director of Berthel Fisher Financial Services, Inc. until May 2014, and Mrs. Sandburg, who was a director of Berthel Fisher Financial Services, Inc. until May 2014, none of the other above nominees hold a directorship in any other company with a class of securities registered pursuant to Section 12 or subject to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or registered as an investment company under the Investment Company Act of 1940.  Those are the only directorships that require disclosure that have been held by the nominees in the past five years.

None of the nominees for director or executive officers of the Company have any family relationship with any other nominees or with any executive officers of the Company. There are no arrangements or understandings between any of the nominees and any other person pursuant to which he or she was selected as a nominee.

Item 2. Approve the 2016 Compensation of the Company's Named Executive Officers.

Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and the rules and regulations promulgated thereunder by the SEC, require publicly traded companies, such as the Company, to conduct an advisory stockholder vote to approve the compensation of named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to endorse or not endorse the Company’s pay program for its named executive officers. We currently hold our say-on-pay vote every year, and the next frequency vote will be held at our 2018 Annual Meeting. The Company is requesting stockholder approval, on an advisory basis, of the compensation of the Company’s named executive officers for 2016 as listed in the Summary Compensation Table, appearing in the Executive Compensation section in this proxy statement, and as described in more detail in the Compensation Discussion and Analysis section of this proxy statement.  The Company believes that its executive compensation programs, as explained in the Executive Compensation section of this proxy statement, are straightforward and reasonable. As explained in the Compensation Discussion and Analysis section, the general objectives of, and important factors for, the Company's executive compensation program include significant emphasis on the long-term success of the Company through long-term performance of its executives. Stockholders are urged to carefully read the Compensation Discussion and Analysis section of this proxy statement, as well as the Summary Compensation Table and narrative disclosures that describe the compensation of our named executive officers in 2016. The Board has previously approved the 2016 compensation.

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The following resolution is submitted for stockholder approval:

"RESOLVED, that West Bancorporation, Inc.'s stockholders approve, on an advisory basis, its executive compensation as described in the section captioned 'Compensation Discussion and Analysis' and the tabular disclosure regarding named executive officer compensation under 'Executive Compensation' contained in the West Bancorporation Inc. proxy statement dated March 1, 2017."

Approval of this resolution requires the affirmative vote of a majority of the shares of the Company common stock represented, in person or by proxy on the matter at the Annual Meeting and entitled to vote. In tabulating the votes, broker non-votes will be disregarded and have no effect on the outcome of the vote, and abstentions will be counted as shares present and entitled to vote and will have the effect of a vote against this proposal. While this say-on-pay vote is required, as provided in Section 14A of the Exchange Act, it is not binding on the Board and may not be construed as overruling any decision by the Board. However, the Compensation Committee will take into account the outcome of the votes when considering future compensation arrangements.

The Board recommends a vote "FOR" approval of the 2016 compensation of the named executive officers.  Properly executed proxies on the accompanying proxy card will be voted "FOR" approval of the 2016 compensation of the named executive officers unless contrary instructions are given.

Item 3. Approve the West Bancorporation, Inc. 2017 Equity Incentive Plan.

The Board recommends a vote "FOR" approval of the West Bancorporation, Inc. 2017 Equity Incentive Plan.

A proposal will be presented at the Annual Meeting to approve the West Bancorporation, Inc. 2017 Equity Incentive Plan (the "2017 Plan"). The Company’s Board of Directors approved the 2017 Plan on January 25, 2017, subject to stockholder approval. A summary of the material provisions of the 2017 Plan is set forth below. A copy of the 2017 Plan is set forth as Exhibit A.

Proposed 2017 Equity Incentive Plan
Our Board has approved the 2017 Plan to promote the long-term financial success of the Company and its subsidiaries by attracting and retaining key employees and other individuals, and directed that the 2017 Plan be submitted for approval by our stockholders. We are submitting the 2017 Plan to our stockholders to:

•	replace our current equity compensation plan, the West Bancorporation, Inc. 2012 Equity Incentive Plan (the "2012 Plan");

•	comply with Nasdaq rules and, with respect to incentive stock options, rules under Section 422 of the Internal Revenue Code (the "Code"); and

•	allow performance awards under the 2017 Plan to qualify as “performance-based compensation” under Section 162(m) of the Code.
If the 2017 Plan is not approved by stockholders, it will not be adopted, and we will continue to operate under the 2012 Plan until its expiration. In the event the 2017 Plan is not approved and the 2012 Plan expires, we believe that higher cash compensation may be required to attract and retain key employees and other individuals.
In determining the number of Company shares to be authorized under the 2017 Plan, our Compensation Committee and the Board considered the effects of our asset size, number of outstanding shares of Company common stock, employee headcount and the range of practices among our peers, and the Compensation Committee and Board believe that a share reserve of 800,000 shares (the same as under the 2012 Plan) is appropriate. Prior to our 2017 Annual Meeting, the Compensation Committee anticipates making grants under the 2012 Plan in approximately the same number as in 2016 (approximately 120,000 restricted stock units). Upon stockholder approval of the 2017 Plan, the 2012 Plan will be frozen and no new grants will be made under that plan. Outstanding awards under the 2012 Plan will thereafter continue pursuant to their terms and provisions.

Proxy Statement Table of Contents

Important Considerations

We are recommending that our stockholders approve the 2017 Plan because we believe its design and the number of shares reserved for issuance are consistent with the interests of our stockholders and good corporate governance practices. In approving the 2017 Plan, our Compensation Committee and Board of Directors engaged independent compensation consultant Frederic W. Cook & Co., Inc. ("F.W. Cook") to provide information on the range of practices among our peers and to assist with establishing a share reserve for the 2017 Plan. In doing so, we considered both overhang and usage.

Burn Rate; Duration of Authorized Shares

Burn rate (the measure of the annual rate at which companies use shares available for grant in their equity compensation plans) is an important factor for stockholder dilution. The burn rate is defined in terms of the gross number of equity awards granted during a calendar year divided by the weighted average of number of shares of common stock outstanding during the year. We believe our current three-year average burn rate of approximately 0.80 percent is reasonable given historical peer practices and our performance. We do not anticipate that projected usage of the 2017 Plan will vary materially from our historical usage, and we estimate that the additional 800,000 shares to be authorized for issuance under the 2017 Plan will be sufficient for many years.

Overhang

Overhang is a measure used to assess the aggregate dilutive impact of equity programs such as the 2017 Plan. Overhang indicates the amount by which existing stockholder ownership would be diluted if the shares authorized for issuance under the 2017 Plan, coupled with the shares subject to outstanding awards, were issued. As of December 31, 2016, the Company had 307,268 outstanding full-value equity awards and 318,023 shares remaining available in the 2012 Plan, which combined with total shares outstanding of 16,137,999, represents overhang of approximately 3.9 percent. The approval of the new share pool of 800,000 shares to be authorized (combined with freezing the 2012 Plan after the 2017 grants of approximately 120,000 restricted stock units) will result in an overhang of approximately 7.6 percent relative to the 16,137,999 shares outstanding as of February 17, 2017. We believe that 800,000 shares, the same number of shares reserved under our 2012 Plan, is reasonable based on peer group comparisons performed by F.W. Cook and our relative performance (see the five-year performance graph in Item 5 of our Annual Report on Form 10-K).
Stockholder Approval; Best Practices

If the 2017 Plan is adopted by our stockholders, we will not make any new grants of awards under the 2012 Plan. The 2017 Plan reflects current practices in equity incentive plans we consider best practices such as:

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Double Trigger Change in Control Provisions. The change in control provisions for acceleration of vesting in the event of a change in control only if the participant incurs a termination of service without cause or for good reason following the change in control or the 2017 Plan does not become an obligation of the successor entity.

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Minimum Vesting Periods. Stock awards vested solely by continued service must have a vesting period of at least one year, except that up to five percent of the share reserve may have a shorter vesting period.

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Dividends Subject to Vesting. Dividend payments or dividend equivalent payments on shares subject to outstanding awards may only be distributed upon the vesting of the underlying award, to the extent permitted by law.

•	Clawback Policy Implementation. All awards will be subject to any applicable law respecting recapture of compensation or the Company clawback policy in effect from time to time.

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No Evergreen Feature. The 2017 Plan does not include an "evergreen" feature that would cause the number of authorized shares to automatically increase in future years. The number of authorized shares is fixed at 800,000. As of the date of stockholder approval of the 2017 Plan, no new grants will be made under the 2012 Plan.

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Conservative Share Reuse Provision. Shares subject to an award under the 2017 Plan will not be available for reuse if such shares are tendered in payment of a stock option, delivered, or withheld to satisfy any tax withholding obligation.

•	Independent Oversight. The 2017 Plan will be administered by a committee of independent Board members.

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Repricings Prohibited. Repricing of options and stock appreciation rights ("SARs") is prohibited without prior stockholder approval, with customary exceptions for stock dividends or splits, reorganizations, recapitalizations and similar events.

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Discount Stock Options and SARs Prohibited. All options and SARs must have an exercise price equal to or greater than the fair market value of our common stock on the date the option or SAR is granted.

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Multiple Award Types. The 2017 Plan permits the issuance of stock options, restricted stock units, restricted stock and other types of equity and cash incentive grants. This breadth of award types provides flexibility to tailor awards in light of the accounting, tax and other standards applicable at the time of grant. At this time, we anticipate continued usage of only restricted stock units.

•	Director limits. The 2017 Plan provides separate limits on the number of awards that may be granted to individual nonemployee directors.

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Tax-Deductible Cash Incentive Awards. The 2017 Plan allows for payment of cash incentives so future awards may be made to certain officers that are eligible to be deducted under Section 162(m) of the Code for “performance-based compensation.”

General

The 2017 Plan was established by our Board to promote the Company’s long-term financial success, to attract, retain and reward persons who can contribute to the Company’s success, and to further align the participants’ interest with those of the Company’s stockholders. The 2017 Plan will be administered by the Compensation Committee, which will select award recipients from the eligible participants, determine the types of awards to be granted, and determine the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards, including any vesting or accelerated vesting requirements or conditions applicable to an award or awards.

The 2017 Plan authorizes a variety of cash-based and equity-based incentive compensation elements to provide flexibility to appropriately address applicable legal, regulatory and financial accounting standards in a manner mutually consistent with the purposes of the 2017 Plan and stockholder interests.

Subject to adjustments for certain corporate transactions, the maximum number of shares that may be delivered to participants, or their beneficiaries, under the 2017 Plan is 800,000 shares of the Company’s common stock. To the extent shares of stock covered by an award are forfeited or not delivered for any reason, including because the award is forfeited, canceled, or settled in cash, such shares will not reduce the maximum number of shares of stock available for delivery under the 2017 Plan. With respect to stock options for which payment of the exercise price is satisfied by tendering shares, or by the net exercise of the award, the full number of shares of stock set forth in the award agreement will be counted for purposes of these limitations. With respect to SARs settled in stock, the full number of shares set forth in the award agreement will be counted for purposes of these limitations. Additionally, shares tendered to, or withheld by, the Company to satisfy any tax withholding obligations will be deemed to have been delivered for purposes of these limitations.

The 2017 Plan’s effective date will be April 27, 2017, subject to approval by stockholders. If approved, the 2017 Plan will continue in effect as long as any awards are outstanding; provided, however, no awards may be granted under the 2017 Plan after the ten-year anniversary of the effective date. Any awards outstanding after the tenth anniversary of the effective date shall remain subject to the terms of the 2017 Plan.

The following additional limits apply to awards under the 2017 Plan:

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the maximum number of shares of stock that may be covered by options or SARs intended to be “performance-based compensation” under Section 162(m) of the Code that are granted to any one participant during any calendar year is 75,000 shares;

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the maximum number of shares of stock that may be covered by stock awards intended to be “performance-based compensation” under Section 162(m) of the Code that are granted to any one participant during any calendar year is 75,000 shares;

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the maximum amount of cash incentive awards or cash-settled awards of stock intended to be “performance-based compensation” under Section 162(m) of the Code payable to any one participant with respect to any calendar year shall equal $1,000,000;

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•	the maximum number of shares that may be subject to stock options or SARs granted to any one director participant during any calendar year is 10,000; and

•	the maximum number of shares that may be subject to stock awards granted to any one director participant during any calendar year is 10,000.

The foregoing limitation with respect to director participants will not apply to cash-based director fees that the director elects to receive in the form of shares or share-based units equal in value to the cash-based director fee.

The Board may use shares of stock available under the 2017 Plan as the form of payment for grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations.

In the event of a corporate transaction involving the stock of the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the foregoing share limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event to the extent that the adjustment will not affect an award’s status as “performance-based compensation” under Section 162(m) of the Code; provided, however, that the Compensation Committee may adjust awards, or prevent the automatic adjustment of awards, to preserve the benefits or potential benefits of the awards.

Except as provided by the Compensation Committee, awards granted under the 2017 Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution or pursuant to a domestic relations order. The Compensation Committee has the discretion to permit the transfer of awards under the 2017 Plan, provided that such transfers shall be limited to immediate family members of participants, trusts, partnerships, limited liability companies and other entities established for the primary benefit of such family members, as long as such transfers are made without value to the participant.

If the right to become vested in an award granted under the 2017 Equity Incentive Plan to a participant is conditioned on the completion of a specified period of service with the Company or a subsidiary, without achievement of performance measures or other performance conditions being required as a condition of vesting, then the required period of service for full vesting must be at least one year. This minimum required period of service for full vesting does not apply to five percent of the total share reserve under the 2017 Equity Incentive Plan.

The Compensation Committee may provide a participant with the right to receive dividend payments or dividend equivalent payments on shares subject to outstanding awards provided such dividend payments or dividend equivalent payments will be withheld by the Company and only distributed upon the release of restrictions subject to the underlying award. If the underlying award is forfeited, the participant will have no rights to such dividend payments or dividend equivalent payments.

Eligibility

Selected employees and directors of, and service providers to, the Company and its subsidiaries are eligible to become participants in the 2017 Plan, except that nonemployees may not be granted incentive stock options. The Compensation Committee will determine the specific individuals who will be granted awards under the 2017 Plan and the type and amount of any such awards.

Options

The Compensation Committee may grant incentive stock options or nonqualified stock options to purchase stock at a specified exercise price. Each award must be pursuant to an award agreement setting forth the terms and conditions of the individual award. Awards of stock options must expire no later than ten years from the date of the grant (and no later than five years for incentive stock options granted to a person who beneficially owns 10 percent or more of the Company's common stock).

The exercise price for any option may not be less than the fair market value of the Company's common stock on the date the option is granted. In addition, the exercise price of an incentive stock option granted to a person who beneficially owns 10 percent or more of the Company's common stock at the time of grant may not be less than 110 percent of the fair market value of the stock on the date the option is granted. The exercise price of an option may, however, be higher or lower than the fair market value for an option granted in replacement of an existing award held by an employee or director of, or service provider to, a third party that is acquired by the Company or one of its subsidiaries. The exercise price of an option may not be decreased after the date of grant, nor may an option be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price, except as approved by the Company's stockholders, as adjusted for corporate transactions described above, or in the case of options granted in replacement of existing awards granted under a predecessor plan.

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Options awarded under the 2017 Plan will be exercisable in accordance with the terms established by the Compensation Committee. Any incentive stock option granted under the 2017 Plan that fails to continue to qualify as an incentive stock option will be deemed to be a nonqualified stock option, and the Compensation Committee may unilaterally modify any incentive stock option to disqualify it as an incentive stock option. The full purchase price of each share of stock purchased upon the exercise of any option must be paid at the time of exercise of an option. Except as otherwise determined by the Compensation Committee, the exercise price of an option may be paid in cash by personal, certified or cashiers' check; in shares of the Company's common stock (valued at fair market value as of the day of exercise) either via attestation or actual delivery; or by other property deemed acceptable by the Compensation Committee; or by irrevocably authorizing a third party to sell shares of the Company's common stock and remit a sufficient portion of the proceeds to the Company to satisfy the exercise price and any tax withholding resulting from such exercise price, by payment through a “net exercise” process such that, without the payment of any funds, the Participant may exercise the option using award shares as payment of the exercise price and applicable taxes and receive the net number of shares equal in value to the number of shares as to which the option is exercised, multiplied by a fraction, the numerator of which is the fair market value less the exercise price, and the denominator of which is the fair market value; or in any combination of the foregoing methods deemed acceptable by the Compensation Committee.

Stock Appreciation Rights

SARs entitle the participant to receive cash or stock equal in value to, or based on the value of, the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Compensation Committee. Except as described below, the exercise price for a SAR may not be less than the fair market value of the stock on the date the SAR is granted; provided, however, that the exercise price may be higher or lower than fair market value for a SAR granted in replacement of an existing award held by an employee or director of, or service provider to, a third party that is acquired by the Company or one of its subsidiaries, or for SARs granted under the 2012 Plan. SARs will be exercisable in accordance with the terms established by the Compensation Committee.

Stock Awards

A stock award is a grant of shares of the Company's common stock or a right to receive shares of the Company's common stock, an equivalent amount of cash or a combination thereof in the future. Such awards may include, but are not limited to, bonus shares, stock units, performance shares, performance units, restricted stock or restricted stock units, or any other equity-based award as determined by the Compensation Committee. The specific performance measures, performance objectives or period of service requirements will be set by the Compensation Committee in its discretion.

Cash Incentive Awards

A cash incentive award is the grant of a right to receive a payment of cash, determined on an individual basis or as an allocation of an incentive pool (or the Company's common stock having a value equivalent to the cash otherwise payable) that is contingent on the achievement of performance objectives established by the Compensation Committee. The Compensation Committee may grant cash incentive awards (including the right to receive payment of cash or the Company's common stock having the value equivalent to the cash otherwise payable) that may be contingent on achievement of a participant's performance objectives over a specified period established by the Compensation Committee. The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Compensation Committee.

Acceleration

Any awards granted under the 2017 Plan may be subject to acceleration of vesting, to the extent permitted by the Compensation Committee, including, but not limited to, in the event of the participant's death, disability, retirement or involuntary termination, or due to a change in control.

Forfeiture

Unless specifically provided to the contrary in the applicable award agreement, if a participant's service is terminated for cause, any outstanding award held by such participant will be forfeited immediately and the participant will have no further rights under the award.

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Further, except as otherwise provided by the Compensation Committee, if a participant breaches a confidentiality, non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant in any agreement between the participant and the Company or a subsidiary, whether during or after the participant's termination of service, the participant will forfeit or pay the following to the Company:

•	All outstanding awards granted to the participant under the 2017 Plan, including awards that have become vested or exercisable;

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Any shares held by the participant in connection with the 2017 Plan that were acquired after the participant's termination of service and within the 12-month period immediately preceding the participant's termination of service (less any exercise price paid for such shares); and

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The profit realized by the participant from the sale or other disposition of any shares received by the participant in connection with the 2017 Plan after the participant's termination of service and within the 12-month period immediately preceding the participant's termination of service, where such sale or disposition occurs in such similar time period.

$1 Million Limit

Section 162(m) of the Code

A U.S. income tax deduction for the Company generally will be unavailable for annual compensation in excess of $1 million paid to a “covered employee” (defined as the Chief Executive Officer and three other most highly compensated executive officers other than the Chief Financial Officer). However, amounts that constitute “performance-based compensation” as that term is used in Section 162(m) of the Code are not counted toward the $1 million limit. It is expected that options and SARs granted under the 2017 Plan will satisfy the requirements for performance-based compensation. The Compensation Committee may designate whether any stock awards or cash incentive awards being granted to any participant are intended to be performance-based compensation. Any such awards designated as intended to be performance-based compensation shall be conditioned on the achievement of one or more performance measures, to the extent required by Section 162(m) of the Code.

One of the requirements of performance-based compensation under Section 162(m) of the Code is that the material terms of the performance goals must be approved by stockholders. These material terms generally include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based, and (iii) the maximum amount of compensation that could be paid to any employee if the performance goal is attained. Stockholder approval of the 2017 Plan is intended to constitute approval of the material terms of the performance goals under the 2017 Plan for purposes of Section 162(m) of the Code.
Performance Measures

The performance measures that may be used for awards under the 2017 Plan will be based on any one or more of the following Company, subsidiary, business unit or financial reporting segment performance measures as selected by the Compensation Committee: earnings (e.g., earnings before taxes; earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, and earnings per share; each as may be defined by the Compensation Committee); financial return ratios (e.g., return on investment, return on invested capital, return on equity, and return on assets, each as may be defined by the Compensation Committee); “Texas Ratio”; expense ratio; efficiency ratio; increase in revenue, operating or net cash flows; cash flow return on investment; total stockholder return; market share; net operating income, operating income or net income; net income margin; interest income margins; debt load reduction; loan and lease losses; expense management; economic value added; stock price; book value; overhead; assets; asset quality level; assets per employee; charge offs; loan loss reserves; loans; deposits; nonperforming assets; growth of noninterest income, loans, deposits or assets; interest sensitivity gap levels; regulatory compliance; improvement of financial rating; achievement of balance sheet or income statement objectives; improvements in capital structure including asset/liability, profitability, profit margins, customer retention or growth; employee retention or growth; and budget comparisons or strategic business objectives consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one or more subsidiaries, business units or financial reporting segments of the Company or a subsidiary, or any combination thereof, and may be measured relative to a peer group, an index or a business plan. The terms of any award may provide that partial achievement of performance criteria may result in partial payment or vesting of the award. Additionally, in establishing the performance measures, the Compensation Committee may provide for the inclusion or exclusion of certain items.

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Change In Control

Unless otherwise provided in an award agreement, upon the occurrence of a change in control, all stock options and SARs under the 2017 Plan then held by a participant will become fully exercisable immediately, and all stock awards and cash incentive awards will become fully earned and vested immediately if, (i) the 2017 Plan is not an obligation of the successor entity following a change in control, or (ii) the 2012 Plan is an obligation of the successor entity following a change in control and the participant incurs a termination of service without cause or for good reason following the change in control.

If the vesting of an outstanding award is conditioned upon the achievement of performance measures, then such awards shall be earned and vested immediately, based upon target level performance, as determined by the Compensation Committee at the time of the change in control.

For purposes of the 2017 Plan, a “change in control” generally will be deemed to occur when (i) any person acquires the beneficial ownership of 51 percent or more of the voting stock of the Company, except that the acquisition of an interest by a benefit plan sponsored by the Company or a corporate restructuring in which another member of the Company's controlled group acquires such an interest generally will not be a change in control for purposes of the 2017 Plan, (ii) during any 12-month period, a majority of the Board members serving as of the 2017 Plan's effective date, or whose election was approved by a vote of a majority of the directors then in office, no longer serve as directors, or (iii) the Company combines or merges with another company and, immediately after the combination, the stockholders of the Company immediately prior to the combination hold, directly or indirectly, 49 percent or less of the voting stock of the resulting company.

In the event an award under the 2017 Plan constitutes "deferred compensation" for purposes of Section 409A of the Code, and the settlement or distribution of the award is triggered by a change in control, then such settlement or distribution will be subject to the event constituting the change in control also constituting a "change in control event" for purposes of Section 409A of the Code.

Amendment and Termination

The Board may at any time amend or terminate the 2017 Plan or any award granted under the 2017 Plan, provided that no amendment or termination may impair the rights of any participant without the participant's written consent. The Board may not amend any provision of the 2017 Plan to materially increase the original number of shares that may be issued under the 2017 Plan (other than as provided in the 2017 Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the 2017 Plan without approval of the Company's stockholders. However, the Compensation Committee may amend the 2017 Plan or any award agreement at any time, retroactively or otherwise, to ensure that the 2017 Plan complies with current or future law without stockholder approval, and the Compensation Committee may unilaterally amend the 2017 Plan and any outstanding award agreement, without participant consent, in order to avoid the application of, or to comply with, Section 409A of the Code and applicable regulations and guidance thereunder.

Clawback Policy

All awards, amounts and benefits received under the 2017 Plan will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy or any applicable law, even if adopted after the 2017 Plan becomes effective.

U.S. Federal Income Tax Considerations

The following is a summary of the current U.S. federal income tax consequences that may arise in conjunction with participation in the 2017 Plan.

Nonqualified Stock Options

The grant of a nonqualified stock option generally will not result in taxable income to the participant. Except as described below, the participant will generally realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company generally will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will generally be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

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Incentive Stock Options

The grant of an incentive stock option generally will not result in taxable income to the participant. The exercise of an incentive stock option generally will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the option's grant date and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code).

The excess of the fair market value of the shares at the time of exercise of an incentive stock option over the exercise price generally will be an adjustment that is included in the calculation of the participant's alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant's alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant generally will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the incentive stock option's grant date or within one year after the transfer of such stock to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price generally will be taxed to the participant as a capital gain. A capital loss generally will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company generally will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized is less than the exercise price, the participant generally will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights

The grant of a SAR generally will not result in taxable income to the participant. Upon exercise of a SAR, the fair market value of shares received generally will be taxable to the participant as ordinary income, and the Company will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Stock Awards

A participant who has been granted a stock award will generally not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder generally will realize ordinary income in an amount equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, generally will also be compensation income to the participant, and the Company will be entitled to a corresponding deduction.

Cash Incentive Awards

A participant who has been granted a cash incentive award generally will not realize taxable income at the time of grant, provided that no cash is actually paid at the time of grant. Upon the payment of any cash in satisfaction of the cash incentive award, the participant generally will realize ordinary income in an amount equal to the cash award received, and the Company will be entitled to a corresponding deduction.

Withholding of Taxes

The Company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Compensation Committee, participants may have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements. The shares withheld from awards may not be used to satisfy more than the maximum individual statutory tax rate for each individual jurisdiction.

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Change in Control

Any acceleration of the vesting or payment of awards under the 2017 Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20 percent excise tax and preclude deduction by the Company.

Tax Advice

The preceding discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the 2017 Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2017 Plan. The Company strongly encourages participants to consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

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The number and types of awards to be made pursuant to the 2017 Plan is subject to the discretion of the Compensation Committee and is not determinable at this time. It is anticipated that the Compensation Committee will consider making grants to its named executive officers, other employees and directors under the 2017 Plan later in the current or next calendar year.

Adoption of this proposal requires the affirmative vote of a majority of the shares of the Company common stock represented, in person or by proxy, and entitled to vote on the matter at the Annual Meeting. In tabulating the votes, broker non-votes will be disregarded and have no effect on the outcome of the vote, and abstentions will be counted as shares present and entitled to vote and will have the effect of a vote against this proposal.

The Board recommends a vote "FOR" approval of the 2017 Plan. Properly executed proxies on the accompanying proxy card will be voted "FOR" approval of the 2017 Plan unless contrary instructions are given.

EQUITY COMPENSATION PLAN INFORMATION

The Company currently maintains the 2012 Plan, which provides for the grant of Company common stock to officers, others employees, directors and service providers to the Company and its subsidiary. The 2012 Plan was approved by our stockholders in 2012. If the stockholders approve the 2017 Plan, no new awards will be granted under the 2012 Plan. Current awards will remain subject to the 2012 Plan as long as they remain outstanding. The table below sets forth the following information as of December 31, 2016 for (i) all equity compensation plans previously approved by our stockholders and (ii) all equity compensation plans not previously approved by our stockholders. It is currently intended that immediately following the date of the Annual Meeting restricted stock units will be granted to our directors in an aggregate amount of approximately 20,000 shares.

	Number of shares to be	Weighted-average	Number of shares remaining available
	issued upon exercise of	exercise price of	for future issuance under equity
	outstanding options,	outstanding options,	compensation plans (excluding shares
	warrants and rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans
approved by stockholders(1)	307,268	—	318,023
Equity compensation plans not
approved by stockholders	—	—	—
Total	307,268	—	318,023
(1) The West Bancorporation, Inc. 2012 Equity Incentive Plan. It is anticipated that approximately 120,000 of additional restricted stock units will be granted prior to the date of approval of the 2017 Plan by our stockholders.

Item 4. Ratify the Appointment of Independent Registered Public Accounting Firm.

The Audit Committee of the Board has selected the accounting firm of RSM US LLP, independent certified public accountants, as the independent registered public accounting firm for the Company for the year ending December 31, 2017.  RSM US LLP will conduct the annual audit of the Company and its subsidiary for 2017.  RSM US LLP was also the independent registered public accounting firm and performed the Company's audit for the years ending December 31, 2016 and 2015.  The Company is asking its stockholders to ratify the appointment of RSM US LLP as the Company's independent certified public accounting firm for 2017.  For a description of the fees for services rendered by RSM US LLP for 2016 and 2015, and a description of the Company's policy regarding the approval of independent registered public accountants' fees, see the Independent Registered Public Accounting Firm section of this proxy statement.

Although ratification by the stockholders is not required by law, the Board has determined that it is desirable to request stockholder approval of its appointment of RSM US LLP.  In the event the stockholders fail to ratify the appointment, the Audit Committee will consider this factor when making any future determination regarding RSM US LLP.  Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

Ratification of the appointment of RSM US LLP requires the affirmative vote of a majority of the shares of the Company common stock represented, in person or by proxy, and entitled to vote on the matter at the Annual Meeting. In tabulating the votes, broker non-votes will be disregarded and have no effect on the outcome of the vote, and abstentions will be counted as shares present and entitled to vote and will have the effect of a vote against this proposal.

The Board recommends a vote "FOR" the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2017.  Properly executed proxies on the accompanying proxy card will be voted "FOR" the ratification of the appointment of RSM US LLP as the independent registered public accounting firm for the year ending December 31, 2017, unless contrary instructions are given.

Item 5. Other Matters.  Management does not know of any other matters to be presented at the Annual Meeting, but should other matters properly come before the Annual Meeting, the proxies will vote on such matters in accordance with their best judgment.

GOVERNANCE AND BOARD OF DIRECTORS

General

Generally, the Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of the Company, which are monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the full Board, which are scheduled for five times per year; special meetings which are held from time to time; and through committee membership, which is discussed below. Our directors also discuss business and other matters with our key executives and our principal external advisors, such as our legal counsel, auditors and other consultants.

The Board currently has 13 directors, and will have 13 directors after the Annual Meeting if all nominees set forth in this proxy statement are elected. The Board has determined that the following 12 existing directors are “independent” as defined by the Nasdaq Listing Rule 5605(a)(2) and Item 407 of Regulation S-K, and the Board has determined that the independent directors do not have other relationships with us that prevent them from making objective, independent decisions.

Frank W. Berlin
Joyce A. Chapman
Steven K. Gaer
Michael J. Gerdin
Kaye R. Lozier
Sean P. McMurray
David R. Milligan
George D. Milligan
James W. Noyce
Robert G. Pulver
Lou Ann Sandburg
Philip Jason Worth

David D. Nelson, the 13th director, is an executive officer of the Company and is not considered independent. In 2016, the Board held five regularly scheduled meetings and one organizational meeting. In addition, the Company Board and West Bank's Board held two combined meetings for the purpose of strategic planning. All directors attended at least 75 percent of the full Board meetings and the meetings of any committees on which the director serves. Board members are encouraged to attend the Annual Meeting, and all Board members attended the 2016 Annual Meeting.

The Board has established the following standing committees:

Audit Committee
Compensation Committee
Nominating and Corporate Governance Committee
Risk Management and Information Technology Committee

The Board has adopted written charters for each standing committee. The charters may be seen on the Investor Relations, Corporate Governance section of the Company's website (www.westbankstrong.com). The primary responsibilities of the committees are described below. The 2016 reports of the Audit, Compensation, and Nominating and Corporate Governance Committees follow the descriptions.

Board Leadership Structure

The Board believes that having a non-chief executive officer director serve as Chairman of the Board is in the best interests of stockholders.  The Board currently intends to maintain the leadership structure of a non-chief executive officer chairman.  The Board and its Nominating and Corporate Governance Committee believe that this structure will continue to be useful in providing consistent oversight and strategic direction to the Company.  The Board expects Mr. Nelson to take the lead in developing strategic plans, providing day-to-day leadership and managing the performance of the Company.  The Board intends to periodically review its leadership structure and make changes as dictated by the circumstances and the best interests of the stockholders.

Board's Role in Risk Oversight

The Board performs its risk oversight function through the Audit, Compensation, Nominating and Corporate Governance, and Risk Management and Information Technology Committees, which report to the whole Board and are composed solely of independent directors.  This structure has provided greater Board awareness of policy and operational issues at the Company.

The Board's Audit Committee, which also functions as West Bank's Audit Committee, reviews with management the Company's major financial risk exposures, including policies regarding employee conduct, and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies related to controls over financial reporting.  These reviews are completed at least annually.  In addition, the Audit Committee has quarterly executive sessions with both the Company's independent and internal auditors concerning any topic of concern to the auditors.  Internal auditing is done by an independent public accounting firm retained by the Audit Committee.  The Audit Committee also retains and receives an annual report from an independent public accounting firm employed specifically to review West Bank's trust department.

The Compensation Committee is charged in its charter with at least annually reviewing all compensation policies, practices, and plans of the Company to determine whether they encourage excessive risk-taking or pose any other threat to the safety and soundness of the Company or West Bank, or are otherwise inconsistent with the stockholders' long-term best interests.

The Nominating and Corporate Governance Committee reviews at least annually all policies and practices related to the governance of the Company.  In addition, it periodically reviews management succession plans with executive management.

The Risk Management and Information Technology Committee is charged with identifying and assessing the risks facing the Company and overseeing the development, implementation and monitoring of the Company's risk management process. The Risk Management and Information Technology Committee also oversees the division of risk-related responsibilities to each of the other Board committees. The Risk Management and Information Technology Committee oversees and reviews with management the Company's credit, market, liquidity, reputation, transactional and operational, regulatory, information technology, cybersecurity, strategic and similar risks. On an annual basis, the Risk Management and Information Technology Committee reviews risk assessments, policies and procedures regarding risk management, information technology and safety, and liquidity.

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Code of Ethics

We have a Code of Conduct in place that applies to all of our directors, officers and employees. The Code of Conduct sets forth the standard of ethics that we expect all of our directors, officers and employees to follow, including our Chief Executive Officer and Chief Financial Officer. The Code of Conduct may be viewed on the Company's website (www.westbankstrong.com) under Investor Relations, Corporate Governance. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment to or waiver of the Code of Conduct with respect to our Chief Executive Officer and Chief Financial Officer, and persons performing similar functions, by posting such information on our website. The Audit Committee reviewed the Company's Code of Conduct during 2016 and recommended minor changes to the Board, which the Board implemented.

Committees of the Board of Directors

The table below shows the current membership for each of the standing Board committees:

Risk
			Nominating	Management
			and Corporate	and Information
	Audit	Compensation	Governance	Technology
Directors	Committee	Committee	Committee	Committee
Frank W. Berlin		Chair
Joyce A. Chapman	✓
Steven K. Gaer		✓
Michael J. Gerdin		✓
Kaye R. Lozier			✓
Sean P. McMurray				Chair
David R. Milligan	✓
George D. Milligan			Chair
James W. Noyce	Chair			✓
Robert G. Pulver			✓
Lou Ann Sandburg				✓
Philip Jason Worth	✓

Meetings held during 2016	4	3	3	4

Audit Committee.  The members of the Audit Committee are James W. Noyce, Chair, Joyce A. Chapman, David R. Milligan and Philip Jason Worth.  Each of the Audit Committee members is considered "independent" according to Nasdaq listing requirements and Rule 10A-3 of the Exchange Act, as required for audit committee membership. Mr. Noyce is an "audit committee financial expert" as defined in the Sarbanes-Oxley Act of 2002 and related regulations based on his level of education and work experience, as described previously in this proxy statement.  The Audit Committee selects the independent and internal auditors; reviews with the independent and internal auditors the plan, scope and results of the auditors' services; approves their fees; and reviews the Company's financial reporting and internal control functions and risk assessment.  The Audit Committee has authority to retain special legal, accounting or other consultants as it deems appropriate or necessary. The Audit Committee also performs the other duties set forth in its charter.  The Audit Committee is prepared to meet privately at any time at the request of the independent registered public accountants, internal auditors or members of management to review any special situation arising on any of the above subjects.  The Audit Committee reviews its charter at least annually and recommends changes to the Board when it deems necessary.  The Audit Committee met four times during 2016 and also met with the Company's management and internal and independent auditors four times in separate executive sessions. Mr. Noyce is a member of the Audit Committee who also serves on the audit committee of another listed company (United Fire & Casualty Company). The functions of the Audit Committee are detailed at length in its charter, which may be viewed on the Company's website (www.westbankstrong.com) under Investor Relations, Corporate Governance.

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Compensation Committee.  The Compensation Committee consists of Frank W. Berlin, Chair, Steven K. Gaer and Michael J. Gerdin, all of whom are considered "independent" as defined by the Nasdaq listing requirements, "outside" directors pursuant to Section 162(m) of the Code, and "nonemployee" directors under Section 16 of the Exchange Act. As required by the Compensation Committee's charter, the members of the Compensation Committee are elected annually by the independent directors of the Board. The Compensation Committee annually reviews the Company's compensation and benefit programs, including compensation for the named executive officers. The Compensation Committee determines the compensation plans for the named executive officers. The Compensation Committee makes compensation recommendations to the Board concerning the amount and the form of director compensation. The independent directors of the Board ultimately determine director compensation. The Compensation Committee has authority to retain consultants and advisors, which it does periodically. The Compensation Committee first retained F.W. Cook in July 2011 to provide the Compensation Committee with independent, objective analysis and professional opinions on executive compensation matters. F.W. Cook, has been determined by the Compensation Committee to be independent, reports directly to the Chair of the Compensation Committee, and performs no other work for the Company.

Since 2011, F.W. Cook has assisted the Compensation Committee in its review of compensation issues for the Company’s executives and directors. Every three years, the Compensation Committee engages F. W. Cook to specifically gather and analyze market data for compensation paid for similar positions at companies with which the Company competes for executive talent.  F.W. Cook also provides input on marketplace trends and best practices relating to competitive pay levels, as well as developments in regulatory and technical matters.  It is anticipated F. W. Cook will do a detailed analysis of executive and director compensation during 2017. In the fourth quarter of 2016, F. W. Cook performed a share usage and dilution analysis to assist the Compensation Committee in determining the parameters to include in the 2017 Plan to be submitted to a vote of stockholders at the Annual Meeting.

The Compensation Committee may delegate any of its authorities to a sub-committee but has not done so to date. The Compensation Committee considers input from the executive officers concerning executive and other compensation but is not required to do so. The functions of the Compensation Committee are detailed at length in its charter, which may be viewed on the Company's website (www.westbankstrong.com) under Investor Relations, Corporate Governance. Additional details about the Compensation Committee's processes and procedures are discussed in the Compensation Discussion and Analysis below.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee members are George D. Milligan, Chair, Kaye R. Lozier and Robert G. Pulver, all of whom are considered "independent" as defined by Nasdaq listing requirements. As required by the Nominating and Corporate Governance Committee's charter, the members of the Nominating and Corporate Governance Committee are elected annually by the independent directors of the Board.  The Nominating and Corporate Governance Committee makes recommendations to the Board regarding the composition and structure of the Board and nominations for election of directors, including the director nominees proposed in this proxy statement.  It develops policies and processes regarding principles of corporate governance in order to ensure the Board's compliance with its fiduciary duties to the Company and its stockholders.  The Nominating and Corporate Governance Committee will consider for nomination at the 2018 Annual Meeting, as part of its nomination process, any director candidate recommended by a stockholder who follows the procedures described in the 2018 Stockholder Proposals section of this proxy statement.

The Nominating and Corporate Governance Committee follows the process described below when identifying and evaluating nominees to the Board:

Procedures for identifying candidates:

a)	Review current directors of the Company;

b)	Review current directors of West Bank;

c)	Solicit input from existing directors and executive officers; and

d)	Review submissions from stockholders, if any.

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The following criteria will be considered when evaluating nominee candidates, including candidates recommended by stockholders:

a)	Composition

The Board should be composed of:

1.	Directors chosen with a view of bringing to the Board a variety of experiences and backgrounds;

2.	Directors who have high-level managerial experience or are accustomed to dealing with complex challenges; and

3.
Directors who will represent the balanced, best interests of the stockholders as a whole rather than special interest groups or constituencies, while also taking into consideration the assessment of the overall composition and needs of the Board.

A majority of the Board's directors are required to be independent under the criteria for independence created by the SEC and Nasdaq. Although it does not have a formal diversity policy, the Nominating and Corporate Governance Committee has historically considered diversity in its director nomination process and will continue to do so by looking for differences of viewpoint, professional experience, education, skills, and other individual qualities and attributes as well as characteristics such as race, gender and national origin.

b)	Selection Criteria

In considering possible candidates for nomination as a director, the Nominating and Corporate Governance Committee considers the following general guidelines and criteria:

1.
Each director should be of the highest character and integrity, have experience at or demonstrated understanding of strategy/policy setting, and have a reputation for working constructively with others;

2.	Each director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director;

3.	Each director should be free of any conflict of interest that would interfere with the proper performance of the responsibilities of a director; and

4.
The Chief Executive Officer is expected to be a director.  Other members of senior management may be nominated to be directors, but Board membership is not necessary or a prerequisite for senior executive positions.

The Nominating and Corporate Governance Committee evaluates all candidates in the same way, reviewing the aforementioned factors, among others, regardless of the source of such candidate, including stockholder recommendations. Because of this, there is no separate policy with regard to consideration of candidates recommended by stockholders.

The functions of the Nominating and Corporate Governance Committee are detailed at length in its charter, which may be viewed on the Company's website (www.westbankstrong.com) under Investor Relations, Corporate Governance.

Risk Management and Information Technology Committee. The Risk Management and Information Technology Committee members are Sean P. McMurray, Chair, James W. Noyce and Lou Ann Sandburg, all of whom are considered "independent" as defined by Nasdaq listing requirements. As required by the Risk Management and Information Technology Committee's charter, the members of the Risk Management and Information Technology Committee are elected annually by the independent directors of the Board. The Risk Management and Information Technology Committee is charged with being the primary Board committee to actively monitor and oversee the enterprise risk management process for the Company and West Bank. The Risk Management and Information Technology Committee regularly reviews ongoing or pending litigation, credit metrics, trends and compliance with established lending limits, investment portfolio performance and potential risks, information technology and cybersecurity risks, and potential reputational risks facing the Company. The Risk Management and Information Technology Committee also monitors liquidity, cash flow, regulatory and strategic risks. On an annual basis, the Risk Management and Information Technology Committee reviews policies and procedures regarding risk management, including insurance coverage, security, disaster recovery, information and cybersecurity, and regulatory policies. The Risk Management and Information Technology Committee reviews its charter at least annually and recommends changes to the Board when it deems necessary. The Risk Management and Information Technology Committee met four times during 2016. The functions of the Risk Management and Information Technology Committee are detailed at length in its charter, which may be viewed on the Company's website (www.westbankstrong.com) under Investor Relations, Corporate Governance.

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Audit Committee Report

The incorporation by reference of this proxy statement into any document filed with the SEC by the Company shall not be deemed to include the following report unless such report is specifically stated to be incorporated by reference into such document.

The Audit Committee hereby states as follows:

•	It has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2016, with management;

•	It has discussed with the independent auditors the matters required to be discussed by Auditing Standard No.1301, as adopted by the Public Company Accounting Oversight Board (the "PCAOB");

•
It has received the written disclosures and the letter from our independent accountant, RSM US LLP, required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant's independence;

•
Based on the review and discussions referred to immediately above, it recommended to the Board that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2016, for filing with the SEC;

•	It has reviewed and approved or ratified all related-party transactions between the Company and its directors;

•	The Board has approved the Audit Committee Charter; and

•	It has selected RSM US LLP, independent registered public accounting firm, as the principal accountant for 2017.

The undersigned members of the Audit Committee have submitted this report.

James W. Noyce, Chair
Joyce A. Chapman
David R. Milligan
Philip Jason Worth

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are identified in the section titled Committees of the Board of Directors. No Compensation Committee members have been officers or employees of the Company or West Bank. No executive officer served as a director or member of the compensation committee of any other entity whose executive officers served as a member of our Board or a member of the Compensation Committee.

Compensation Committee Report

The incorporation by reference of this proxy statement into any document filed with the SEC by the Company shall not be deemed to include the following report unless such report is specifically stated to be incorporated by reference into such document.

The Compensation Committee hereby states as follows:

•	It has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management; and

•	Based on the review and discussion referred to immediately above, it recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The undersigned members of the Compensation Committee have submitted this report.

Frank W. Berlin, Chair
Steven K. Gaer
Michael J. Gerdin

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Nominating and Corporate Governance Committee Report

During 2016, the Nominating and Corporate Governance Committee reviewed the composition of the existing Board giving specific attention to the questions of the desirable size of the Board and how many insiders should be on the Board. Based on its review of these questions, the Nominating and Corporate Governance Committee decided to recommend maintaining the size of the Board at 13 directors. In addition, the Nominating and Corporate Governance Committee decided that it was in the best interest of the stockholders to continue the model of having only one member of management, the Chief Executive Officer, on the Board in order to clearly differentiate the roles of the Board and management.

The Nominating and Corporate Governance Committee also evaluated the qualifications and performance of each of the current members of the Board. In its evaluation, the Nominating and Corporate Governance Committee compared each of the current directors to the qualifications and characteristics of a director set forth in the Nominating and Corporate Governance Committee's charter.  The Nominating and Corporate Governance Committee then polled each director to determine his or her willingness to stand for re-election and determined that each director was willing to continue service.  The Nominating and Corporate Governance Committee did not receive any stockholder recommendations for 2017 director nominees. No third party was retained, in any capacity, to provide assistance in either identifying or evaluating potential director nominees for 2017.

Based on the foregoing, the Nominating and Corporate Governance Committee recommended to the Board that Frank W. Berlin, Joyce A. Chapman, Steven K. Gaer, Michael J. Gerdin, Kaye R. Lozier, Sean P. McMurray, David R. Milligan, George D. Milligan, David D. Nelson, James W. Noyce, Robert G. Pulver, Lou Ann Sandburg and Philip Jason Worth should be nominated for re-election to the Board at the Annual Meeting. The Board accepted this recommendation.

The Nominating and Corporate Governance Committee recommended the following resolution to the Board concerning Board membership:

•
    That no Board member should be nominated for election to the Board who has attained or will attain the age of 73 years on or before the date of the forthcoming annual stockholders meeting and election of directors.

The resolution was adopted by the full Board on January 25, 2017.

During 2016, the Nominating and Corporate Governance Committee reviewed its charter, and minor changes were recommended to the Board, which the Board implemented.

The undersigned members of the Nominating and Corporate Governance Committee have submitted this report.

George D. Milligan, Chair
Kaye R. Lozier
Robert G. Pulver

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Executive Officers of the Company

The following table sets forth summary information about the current executive officers of the Company.

Name	Age	Position with the Company or West Bank
David D. Nelson	56	Director, Chief Executive Officer and President of the Company; Chairman, Chief Executive Officer and Director of West Bank
Douglas R. Gulling	63	Executive Vice President, Treasurer and Chief Financial Officer of the Company; Director, Executive Vice President and Chief Financial Officer of West Bank
Harlee N. Olafson	59	Executive Vice President and Chief Risk Officer of the Company; Director, Executive Vice President and Chief Risk Officer of West Bank
Brad L. Winterbottom	60	Executive Vice President of the Company; Director and President of West Bank
The executive officers of the Company are appointed on an annual basis by the Board of Directors.  An executive officer may be removed by the Board of Directors, whenever in its judgment, the best interests of the Company will be served thereby. There are no arrangements or understandings between any of the executive officers and any other person pursuant to which he or she was selected as an officer.

The principal occupation or business and experience of the executive officers of the Company and West Bank for the past five years are set forth below.

David D. Nelson is Chief Executive Officer and President of the Company and Chairman of West Bank's Board and Chief Executive Officer of West Bank (since 2010).  Mr. Nelson is a member of the Company's Board (since 2010). Mr. Nelson has more than 30 years of experience in commercial banking.  He was previously President of Southeast Minnesota Business Banking and President of Wells Fargo Bank Rochester in Rochester, Minnesota.  He has a strong background in customer relationship building, credit and leadership development.

Douglas R. Gulling is Executive Vice President (since 2004), Treasurer (since 2013) and Chief Financial Officer (since 2001) of the Company.  He was a member of the Company's Board from 2009 through April 2011. He also serves as a director (since 2005), Executive Vice President (since 2015) and Chief Financial Officer (since 2002) of West Bank.  Mr. Gulling is a Certified Public Accountant (inactive) and has been employed in the banking industry since 1979.

Harlee N. Olafson is Executive Vice President and Chief Risk Officer of the Company and of West Bank (since 2010). He also serves as a director of West Bank (since 2011). Mr. Olafson has more than 35 years of experience in commercial banking. Prior to joining the Company, he was President of Southern Minnesota Business Banking and President of Wells Fargo Bank Mankato in Mankato, Minnesota. He has strong business development, credit and team building backgrounds.

Brad L. Winterbottom is Executive Vice President of the Company (since 2006) and director and President (since 2000) of West Bank.  He was a member of the Company's Board from 2009 through April 2011. He joined West Bank in 1992 and has served as an executive and policy maker since 1998.  He has extensive experience in commercial lending and loan portfolio administration, and knowledge of the Iowa business community.  Mr. Winterbottom has been employed in the banking industry since 1981.

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2016 Director Compensation

In 2016, the directors of the Company received an annual retainer of $10,000, payable quarterly. Committee chairpersons received an additional $2,000 annual retainer. The committee chairperson annual retainer was prorated based upon the number of months serving in that capacity. Directors also received $500 per meeting attended (Board and committee). Members of the Audit Committee received $600 per Audit Committee meeting attended. Mr. David Milligan also received a monthly fee of $2,500 for his service as Chairman of the Board. He maintains an office at the Company's headquarters and works regular office hours on Board matters.

Directors of the Company who also served as directors of West Bank received an annual retainer of $6,500, and $500 for each meeting attended (Board and committee). On April 28, 2016, each director was granted a restricted stock unit award for 2,000 shares of the Company's common stock. Messrs. Nelson, Gulling, Olafson and Winterbottom are employees and do not receive any compensation for services as directors of the Company or West Bank.

None of the directors receive any compensation or other payment in connection with his or her service as a director other than compensation received by the Company as set forth below.

The following table sets forth all compensation earned or paid to our nonemployee directors for the fiscal year ended December 31, 2016.

Name	Fees Earned or Paid in Cash by Company ($)	Fees Earned or Paid in Cash by West Bank ($)	Stock Awards ($) (1)	Total ($)
Frank W. Berlin	$15,833	$17,500	$36,017	$69,350
Joyce A. Chapman	15,400	12,500	36,017	63,917
Steven K. Gaer	15,167	17,500	36,017	68,684
Michael J. Gerdin	14,500	11,000	36,017	61,517
Kaye R. Lozier	15,167	13,500	36,017	64,684
Sean P. McMurray	16,333	12,500	36,017	64,850
David R. Milligan	45,400	18,500	36,017	99,917
George D. Milligan	15,833	17,000	36,017	68,850
James W. Noyce	19,400	11,500	36,017	66,917
Robert G. Pulver	14,000	16,000	36,017	66,017
Lou Ann Sandburg	15,667	13,500	36,017	65,184
Philip Jason Worth	15,400	12,500	36,017	63,917

(1)
The amounts set forth in the "Stock Awards" column reflect the grant date fair value of restricted stock units awarded on April 28, 2016, valued in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. Each nonemployee director was granted 2,000 restricted stock units which have a vesting date of April 27, 2017. These were the only outstanding nonemployee director equity awards as of December 31, 2016.

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Security Ownership of Certain Beneficial Owners and Executive Officers

The following table contains the shares of the Company's common stock beneficially owned by each director and named executive officer listed in the Summary Compensation Table, and all directors and executive officers of the Company and subsidiary (including named executive officers) as a group.  The ownership information is as of February 17, 2017.

Name	Shares Beneficially Owned (1) (2)	Percent of Total Shares Outstanding
Frank W. Berlin	55,944	*
Joyce A. Chapman (3)	32,694	*
Steven K. Gaer	7,088	*
Michael J. Gerdin	2,000	*
Douglas R. Gulling (4)	50,026	*
Kaye R. Lozier	8,108	*
Sean P. McMurray	11,800	*
David R. Milligan	30,000	*
George D. Milligan	12,588	*
David D. Nelson (4)	98,237	*
James W. Noyce	8,088	*
Harlee N. Olafson (4)	35,256	*
Robert G. Pulver (5)	45,847	*
Lou Ann Sandburg	6,688	*
Brad L. Winterbottom (4)(6)	54,559	*
Philip Jason Worth	4,894	*
Executive officers and directors as a group (16 persons)	463,817	2.87%
*Indicates less than 1 percent ownership of outstanding shares.

(1)
Shares “beneficially owned” include shares owned by or for, among others, the spouse and/or minor children of the named individual and any other relative who has the same home address as such individual, as well as other shares with respect to which the named individual has or shares voting or investment power.  Beneficial ownership may be disclaimed as to certain of the shares.

(2)
Except as otherwise indicated in the following notes, each named individual owns his or her shares directly, or indirectly through a self-directed IRA or the Company's Employee Savings and Stock Ownership Plan, and has sole investment and voting power with respect to such shares.

(3)	Includes shares held in her spouse's name. Mrs. Chapman disclaims any beneficial ownership of 27,606 shares held in her spouse's name.

(4)	Includes 10,500 shares subject to restricted stock unit awards that are currently unvested but will vest within 60 days of February 17, 2017.

(5)	Includes shares held in his spouse's name. Mr. Pulver disclaims any beneficial ownership of 6,614 shares held in his spouse's name.

(6)	Includes shares held in his spouse's name. Mr. Winterbottom disclaims any beneficial ownership of 6,500 shares held in his spouse's name.

Other Beneficial Owners

The following table sets forth certain information on each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock. The ownership information is as of February 17, 2017.

Name and Address	Shares Beneficially Owned	Percent of Total Shares Outstanding
The Jay Newlin Trust 2661 86th Street Urbandale, IA 50322	1,041,952	6.46%

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company's directors and executive officers and persons who own more than 10 percent of the Company's common stock file initial reports of ownership and reports of changes of ownership with the SEC and Nasdaq. Reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company has not received any Section 16(a) forms indicating that any one person owns more than 10 percent of the Company's stock, and the Company does not know of any one stockholder who owns more than 10 percent of the Company's stock. Based solely on its review of the copies of Section 16(a) forms received from its directors and executive officers and written representations that no other reports were required, the Company believes that all Section 16(a) reports applicable to its directors and officers during 2016 were on a timely basis.

Change in Control Agreements

The Company does not know of any arrangements or pledges that would result in a future change in control of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) explains our compensation objectives and policies for our named executive officers and the structure and rationale of our compensation program. Our CD&A is organized as follows:

•	Overview and Executive Summary. Background context and highlights are provided to put the overall disclosure in perspective.

•
Objectives of Our Compensation Program. The objectives of our executive compensation program are based on our business model and the competitive pressures we face in attracting and retaining executive talent. We structure our executive compensation program to reflect our compensation philosophy and related operating principles.

•	Compensation Process. Our executive compensation programs are regularly reviewed to ensure that we meet our compensation objectives.

•
Elements of Compensation. The key components of our compensation program are base salary, annual bonuses and long-term stock awards, with an emphasis on tying executive compensation to Company performance.

•	Analysis of 2016 Compensation. Decisions on 2016 compensation are analyzed and explained in the context of our compensation objectives and performance.

•
Regulatory Considerations. We consider guidance established by the Federal Deposit Insurance Corporation (the "FDIC") and other bank regulatory agencies, as well as guidance from other regulators applicable to publicly traded companies, in making decisions about executive compensation and risk mitigation.

•
Other Compensation and Governance Polices. We have adopted other policies intended to more closely align the interests of our named executive officers with those of our stockholders and reflect governance best practices.

Overview and Executive Summary

Business Overview

The Company, through West Bank, provides lending, deposit and trust services for businesses and individuals. We offer competitive commercial and personal banking products and are committed to providing superior customer service. We place a high priority on community service and are actively involved with many civic and community projects in the communities where we conduct business. We operate in an intensely competitive and uncertain business environment. From a business perspective, not only do we compete with numerous companies in our markets for customers, but we also compete with many different types and sizes of organizations for senior leadership capable of executing our business strategies. Among other challenges, our business model requires experienced leaders with banking and operational expertise who are capable of taking on high levels of personal responsibility in an ever-evolving banking industry and economy.

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Financial and Operational Performance

2016 was a record year for us — the Company's and West Bank's financial results were the highest ever recorded in our history. When full-year results become available for our benchmarking peer group, we believe they will show that we again achieved our goal of being in the top quartile of our peer group based upon four key financial performance measures. A listing of our peer group and highlights of 2016 performance are provided below.

In addition, the Company's profitability as measured by return on average assets and return on average equity through September 30, 2016 put us in the top quartile of all banks nationally with assets between $1 billion and $3 billion, according to the September 2016 Bank Holding Company Performance Report (the most recent available when this report was prepared), as compiled by the Division of Banking Supervision and Regulation of the Federal Reserve.

Overview of Our Executive Compensation Programs

The Company and West Bank share an executive management team. The members of the executive management team, consisting of our named executive officers, are compensated by West Bank rather than the Company. The compensation packages of our named executive officers are determined and approved by the Company's Compensation Committee based on their performance and roles for both the Company and West Bank.

The Company and West Bank are committed to paying for performance. This commitment is reflected by the significant portion of our named executive officers' compensation that is provided through performance-based programs. Our executive compensation programs evolve and are adjusted over time to support the business goals of the Company and West Bank and to promote both near- and long-term profitable growth. Total compensation for each named executive officer varies with performance in achieving financial and nonfinancial objectives.

Say-on-Pay

At the 2016 annual stockholders' meeting, more than 95 percent of shares present and entitled to vote were in support of our executive compensation program. The Company, the Board and the Compensation Committee pay careful attention to communications received from stockholders regarding executive compensation, including the results of the annual nonbinding, advisory say-on-pay vote. The Compensation Committee considered the results of the advisory vote and believes the vote reflects our stockholders’ support of our compensation philosophy and the manner in which we compensate our named executive officers. As such, the Compensation Committee made no changes as a result of the 2016 vote.

Objectives of Our Compensation Program

The goal of our compensation program is to create superior long-term value for our stockholders by attracting, motivating and retaining outstanding employees who serve our customers while generating financial performance better than our peers. Our compensation program for executives is based in large part on our business needs and challenges in creating stockholder value. To support the achievement of our business strategies and goals, we strive to:

•	Pay for performance;

•	Tie equity compensation to long term value creation for our stockholders;

•	Align executives' financial interests with those of our stockholders;

•	Support the Company's and West Bank's values, strategy and development of employees;

•	Foster a team approach among top executives;

•	Attract and retain leaders capable of delivering superior business results;

•	Provide competitive cash compensation and benefit opportunities; and

•	Adhere to the highest legal and ethical standards.

Compensation Process

The Compensation Committee has broad discretion in overseeing our compensation programs and reviews each element of compensation for each of our named executive officers at least annually. The Compensation Committee considers the scope of each named executive officer's responsibilities, performance and experience, as well as competitive compensation levels in reviewing compensation. During the annual review process, the Compensation Committee also reviews our financial results against other banking organizations, and the structure of our compensation programs relative to sound risk management.

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The primary considerations in making executive compensation decisions are:

•	Key financial measurements;

•	Strategic initiatives related to our business;

•	Achievement of specific operational goals relating to the executive's area of oversight; and

•	Compensation of peer group executives.

Role of Compensation Consultant

Under its charter, the Compensation Committee has the authority to retain independent compensation consultants. Since 2011, the Compensation Committee has retained F.W. Cook to provide the Compensation Committee with independent, objective analysis and professional opinions on executive and director compensation matters. F.W. Cook is independent, reports directly to the Chair of the Compensation Committee, and performs no other work for the Company other than assisting the Committee in the review of the total compensation program. F.W. Cook also provides input on marketplace trends and best practices relating to competitive pay levels, as well as developments in regulatory and technical matters. The Compensation Committee reviewed F.W. Cook’s independence as contemplated by the Committee’s charter and applicable Nasdaq rules, and determined that there were no conflicts of interest and that F.W. Cook is independent from the Company, the Compensation Committee members and our executive officers.

Role of Executive Officers

As requested by the Compensation Committee, various members of management facilitate the Committee's consideration of compensation for our named executive officers by providing information for the Committee's review. In particular, Mr. Nelson provides background and recommendations with respect to each of the other named executive officers but is not present for the discussion or determination of his own compensation. Information considered includes, among other items, financial results and analysis, performance evaluations, compensation provided to our named executive officers, technical and regulatory considerations, and input on program design and possible modifications.

Peer Group

Market pay practices are one of many factors we consider in setting executive pay levels and designing compensation programs. Information on pay levels and practices is gathered for a group of publicly traded companies selected based on their business focus, scope and location of operations, size and other considerations. The Company's peer group of 16 financial institutions was jointly presented by F.W. Cook and management and approved by the Compensation Committee. The Company is in the middle of the group in terms of size. The group is periodically reviewed, with changes made to reflect merger and acquisition activity, financial situation and development, and other considerations. The following is the composition of the peer group as of December 31, 2016.

BankFinancial Corporation	Horizon Bancorp	Nicolet Bankshares, Inc.
Farmers Capital Bank Corporation	Isabella Bank Corporation	Peoples Bancorp
First Business Financial Services	Mercantile Bank Corporation	QCR Holdings, Inc.
First Defiance Financial Corp.	MidWestOne Financial Group, Inc.	Southwest Bancorp
First Mid-Illinois Bancshares, Inc.	MutualFirst Financial, Inc.	Waterstone Financial, Inc.
Hills Bancorporation

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Elements of Compensation

Our executive compensation program consists of several elements, each with an objective that fits into our overall program to provide an integrated and competitive total pay package. The following overview explains the structure and rationale of the elements of compensation used for 2016.

Base Salary

We consider base salary a tool to provide executives with a reasonable level of fixed income relative to their level of responsibility. Performance of each named executive officer is reviewed annually, but recent practice has been to adjust base salaries on a triennial basis. Base salaries are established and adjusted using criteria that include the level of responsibility for the position, internal pay equity with other positions, and base salaries for similar positions within our peer group.

Annual Incentive Bonus

Annual incentive bonuses are an important piece of total compensation for our named executive officers, as they support and encourage the achievement of our business goals and strategies by tying a meaningful portion of cash compensation to financial results for the year as compared to internal and external standards. Maximum bonus opportunities are capped to avoid encouraging excessive risk-taking and to avoid any focus on maximizing short-term results at the expense of long-term soundness.

Annual bonuses for named executive officers for 2016 will be determined based on quantitative and qualitative analyses performed by the Compensation Committee in 2017. The quantitative analysis, as further described in the next paragraph, includes the Company's relative performance with respect to four key financial measures. The qualitative analysis includes any and all items deemed relevant by the Compensation Committee, including, for example, regulatory action and Company profitability. The Compensation Committee may increase or decrease the bonuses indicated from the peer comparison as it sees fit in its discretion, with all determinations by the Committee being final. Positive Company earnings are required for any bonuses to be paid to our named executive officers.

The quantitative analysis has two parts: (1) performance against our peer group in four key areas, and (2) the Company's net profit compared to the prior year. The four key areas (equally weighted) in which we measure our performance against our peer group are return on average assets, return on average equity, efficiency ratio and Texas ratio. The definition of each ratio is included in Item 6 of our Annual Report on Form 10-K. These ratios were selected because the Compensation Committee believes they encompass important aspects of our financial performance: earnings, capital levels, expense control and asset quality. Based on our ranking among our peers in each of these key areas, our named executive officers are eligible for a cash bonus payment equal to a percentage of salary, according to the following schedule:

		Percent
Level	Peer Ranking	of Salary
Maximum	At or Above 75th Percentile	60%
Target	Median	40%
Threshold	25th Percentile	20%
	Below 25th Percentile	0%

If our ranking in the peer group falls between any of the listed points, our named executive officers will be eligible for a proportional cash bonus. Reflecting our team approach to management, all the named executive officers have the same incentive opportunities relative to salary.

Long-Term Stock Incentives

Equity compensation is the other key element of compensation for our named executive officers. Equity awards are made in the form of restricted stock units vesting in annual installments tied to continued service over five years. Unvested awards are forfeited upon early termination other than a termination in connection with a change in control or due to the named executive officer's death, disability or retirement. Currently, outstanding restricted stock units do not pay or accumulate dividend equivalents during the applicable vesting periods. In addition to maintaining a simple program easily understood by our executives and stockholders, this approach is designed to tie pay to performance, align executives' interests with those of our stockholders, provide a long-term planning horizon, mitigate adverse risk-taking, and attract and retain participants.

All three of the above components of executive compensation are reviewed on a triennial basis using data and professional opinions provided by an independent compensation consultant.

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Discretionary Holiday Bonus

All employees are eligible to receive a discretionary annual holiday bonus paid uniformly to all employees of West Bank as a percentage of their annual salary. Our named executive officers participate in the holiday bonus on the same terms as our other employees. This discretionary bonus has been 2 percent of base salary in recent years.

Retirement Benefits

Our named executive officers are eligible to participate in our Employee Savings and Stock Ownership Plan, which is intended to assist all eligible employees in providing for income and financial security in retirement. Executives participate under the same terms as other eligible employees. During 2016, this plan provided a 100 percent Company matching contribution on participant deferrals up to 6 percent of the participant's pay and an additional discretionary Company contribution of 4 percent of pay (in each case subject to applicable IRS compensation limitations).

Deferred Compensation

The West Bancorporation, Inc. Deferred Compensation Plan (the "Deferred Compensation Plan") was adopted effective January 1, 2013 to provide certain individuals with additional deferral opportunities in planning for retirement. The Deferred Compensation Plan is an unfunded, nonqualified deferred compensation plan that provides an opportunity for eligible participants, including the named executive officers, to voluntarily defer receipt of a portion of their cash compensation. As of January 1, 2017, none of our named executive officers have elected to participate in the Deferred Compensation Plan.

Perquisites and Other Benefits

We have generally avoided the use of perquisites and other types of benefits, emphasizing instead compensation tied to performance. Our named executive officers have historically participated in our employee benefit programs on the same terms as other eligible employees.

Employment Agreements

Employment agreements are in place with each of our named executive officers. We believe employment agreements help us recruit and retain executives with the experience, skills, knowledge and background needed to achieve our business goals and strategy.

Analysis of 2016 Compensation

This section discusses the compensation actions taken in 2016 for our named executive officers.

Base Salary

Consistent with our practice of a triennial compensation review process as described above, salaries have remained unchanged since 2015. The 2016 and 2015 salaries for our named executive officers were: Mr. Nelson - $400,000; Messrs. Gulling, Olafson, and Winterbottom - $275,000 each. The 2017 salaries for our named executive officers will remain at the same level as in 2016 and 2015.

Annual Incentive Bonus

Based on September 30, 2016 data, we believe the Company's financial results likely will be at or above the 75th percentile of our peer group. These preliminary results of the quantitative portion of the annual incentive bonus determination indicate that our named executive officers will be eligible to receive their maximum cash bonus amount, which was at 60 percent of base pay for 2016. The final determination of the bonus amount is based on full-year performance and the Compensation Committee's qualitative analysis. Therefore, the amount of the cash bonus payments will not be determined by the Compensation Committee until after the peer group institutions report their financial results for 2016. See the Summary Compensation Table for the anticipated cash bonus amount.

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Company and peer results for the key financial performance measures are summarized below:

	West Bancorporation, Inc.		Peer Group Range	Peer Group Percentile
	Year ended December 31, 2016	Nine months ended September 30, 2016	Nine months ended September 30, 2016	Nine months ended September 30, 2016
Return on average assets	1.27%	1.26%	0.46% - 1.45%	> 75th
Return on average equity	14.35%	14.29%	3.34% - 10.49%	> 75th
Efficiency ratio*	46.03%	46.59%	54.50% - 75.30%	> 75th
Texas ratio*	0.56%	0.55%	4.02% - 22.98%	> 75th
*A lower ratio is more desirable.

Long-Term Stock Incentives

The Compensation Committee granted 15,000 restricted stock units to each of our named executive officers in March 2016 that vest in annual installments tied to continued service over five years. This was the same amount granted in 2015. These grants are part of a broader annual award program under which further awards are anticipated in 2017 and thereafter. This program is designed to align executives' interests with the interests of stockholders, provide a long-term planning horizon, mitigate excessive risk-taking, and retain participants by providing compensation that is market competitive and vests over a period of time. Each of our named executive officers has received identical grants for the past four years to reflect our team-oriented philosophy. The currently outstanding restricted stock units do not pay or accrue dividend equivalents during the applicable vesting period.

Regulatory Considerations

As a publicly traded financial institution, the Company must contend with multiple layers of regulations when considering and implementing compensation decisions. These regulations do not set specific parameters within which compensation decisions must be made, but do require the Company and the Compensation Committee to be mindful of the risks associated with compensation programs designed to incentivize superior performance. While the regulatory focus has been heightened over the last several years, the incorporation of general risk assessment concepts into compensation decisions is not a recent development.

Under its Interagency Guidelines Establishing Standards for Safety and Soundness, the FDIC has held that excessive compensation is prohibited as an unsafe and unsound practice. In describing a framework to determine if compensation is excessive, the FDIC has indicated that financial institutions should consider whether aggregate cash amounts paid, or noncash benefits provided, to employees are unreasonable or disproportionate to the services performed by an employee. The FDIC encourages financial institutions to review an employee's compensation history and to consider internal pay equity, and, as appropriate, to consider benchmarking compensation to peer groups. Finally, the FDIC provides that such an assessment must be made in light of the institution's overall financial condition.

In addition, the various financial institution regulatory agencies have issued additional guidance, Guidance on Sound Incentive Compensation Policies, that serves as a complement to the Safety and Soundness standards. As its title would imply, the joint agency guidance sets forth a framework for assessing the soundness of incentive compensation plans, programs, and arrangements maintained by financial institutions. The joint agency guidance is narrower in scope than the Safety and Soundness standards because it applies only to senior executive officers and those other individuals who, either alone or as a group, could pose a material risk to the institution. With respect to those identified individuals, the joint agency guidance is intended to focus the institution's attention on balanced risk-taking incentives, compatibility with effective controls, and risk management, with a focus on general principles of strong corporate governance.

In addition to the foregoing, we anticipate that currently proposed rules under the Dodd-Frank Act intended to implement further risk assessment guidelines and procedures will eventually be finalized by the financial institution regulatory agencies and the SEC. We expect that we will be subject to those further guidelines and procedures when they are finalized and become effective. Initial proposed guidance with respect to the Dodd-Frank Act risk assessment guidelines and procedures was issued during 2011 and revised and re-proposed in 2016. Depending on when the rules are finalized, the earliest they could apply to the Company is for performance periods beginning on or after January 1, 2019. In large part that guidance restates the frameworks set forth in the Safety and Soundness standards and joint agency guidance described above.

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Also, as a publicly traded corporation, the Company is subject to the SEC's rules regarding risk assessment. Those rules require a publicly traded company to determine whether any of its existing incentive compensation plans, programs, or arrangements creates risks that are reasonably likely to have a material adverse effect on the Company. We do not believe that our incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee believes that a sensible approach to balancing risk-taking and rewarding reasonable, but not necessarily easily attainable, goals has always been a component of its overall assessment of the compensation plans, programs and arrangements it has established for the Company's named executive officers. In this regard, the Compensation Committee has revisited the components of the frameworks set forth in the Safety and Soundness standards and the joint agency guidance as an effective tool for conducting its own assessment of the balance between risk and reward built into the Company's compensation programs for named executive officers. In addition, the Committee continues to anticipate final guidance under the Dodd-Frank Act and will be prepared to incorporate into its risk assessment procedures any new guidelines and procedures as may be necessary or appropriate.

In making decisions about executive compensation, we also consider the impact of other regulatory provisions, including: the provisions of Section 162(m) of the Code that may limit the tax deductibility of certain compensation unless it is considered performance-based; Section 409A of the Code regarding nonqualified deferred compensation; Section 280G of the Code regarding excise taxes and deduction limitations on golden parachute payments made in connection with a change in control; and the impact of FASB ASC Topic 718, which requires us to recognize the compensation cost of grants of equity awards based upon their grant date fair value.

Other Compensation and Governance Policies

Acceleration of Equity Awards

In regard to equity awards, we use a "double trigger" approach to vesting upon a change in control, rather than providing for vesting solely upon a change in control (a “single trigger” approach). Under the double trigger, vesting would occur if a change in control occurs and the outstanding equity awards are not fully assumed, or where the outstanding equity awards are fully assumed by the resulting entity and the participant is subsequently terminated without cause or resigns for good reason. We believe the double trigger provides adequate employment protection and reduces, for the stockholders' benefit, potential transaction costs associated with the awards. Further, the award agreements generally provide that vesting will be accelerated upon the participant's disability or death.

No Tax Gross-Ups

Under Section 280G of the Code, an executive may be subject to excise taxes on certain benefits received in relation to a change in control of the Company. While many companies provide excise tax gross-ups to executives to place the executive in the same tax position as if the excise tax did not apply, we do not believe at this time that it is necessary to provide this type of protection to our executives.

Share Ownership and Retention Guidelines

We believe our named executive officers and nonemployee directors should have and maintain a significant equity interest in the Company. To promote equity ownership and align the interests of our executives and directors with our stockholders, we maintain share retention and ownership guidelines for our senior officers and directors. The guidelines require Mr. Nelson to hold Company stock in an amount equal to or greater than two and one-half times his annual salary, Messrs. Gulling, Olafson and Winterbottom to hold Company stock in an amount equal to or greater than one and one-half times their annual salary, and our directors to hold Company stock in an amount equal to or greater than three times their annual cash retainer. Until the stock ownership guidelines are met, the executives and directors are expected to retain at least 50 percent of any applicable shares received (on a net after tax basis) under our equity compensation program. In the event that an officer fails to satisfy the guidelines, the officer would have 25 percent of his annual incentive bonus paid solely in shares of Company stock until the officer owns the number of shares required by the guidelines. A failure to satisfy the guidelines by a director would be considered by the Nominating and Governance Committee in evaluating the director's qualifications for nomination. The guidelines are subject to periodic review by the Compensation Committee, and compliance is monitored on an annual basis. All of our named executive officers and directors are currently in compliance with these guidelines.

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Insider Trading Policy

The Company's insider trading policy permits open market transactions in Company stock beginning 48 hours after quarterly earnings have been made public until the 10th day of the third month in the quarter. In addition, our named executive officers may purchase Company stock through our Employee Savings and Stock Ownership Plan. Changes to purchases under the Employee Savings and Stock Ownership Plan may only be done during the period when open market transactions are permitted.

Anti-Hedging Policy

The Company’s insider trading policy prohibits all employees and directors from entering into hedging transactions involving the Company’s stock. To our knowledge, none of our officers or directors have entered into a hedging transaction involving Company stock in violation of this prohibition.

Anti-Pledging Policy

The Company’s insider trading policy prohibits all named executive officers and directors from keeping Company stock in a margin account. A named executive officer or director may pledge Company stock as collateral for a loan if written approval is obtained from the Chief Financial Officer. To our knowledge, none of our officers or directors has pledged his or her Company stock in violation of this policy.

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Summary Compensation Table

The following table provides information concerning compensation earned for services rendered in the year ended December 31, 2016, to our Chief Executive Officer, our Chief Financial Officer and our two other most highly compensated executive policymaking officers. These individuals were the Company's named executive officers during 2016. Compensation for 2015 and 2014 is also presented for these individuals because they were named executive officers in those years as well. West Bank, rather than the Company, paid Messrs. Nelson, Gulling, Olafson and Winterbottom in all years shown.

Name and Principal Positions	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (4) (5)	All Other Compensation (6)	Total
David D. Nelson	2016	$400,000	$8,000	$244,929	$240,000	$77,269	$970,198
President and Chief Executive Officer	2015	400,000	8,000	262,396	240,000	26,500	936,896
of the Company;	2014	350,000	7,000	171,851	210,000	26,000	764,851
Chairman and Chief Executive
Officer of West Bank

Douglas R. Gulling	2016	$275,000	$5,500	$244,929	$165,000	$71,981	$762,410
Executive Vice President, Treasurer	2015	275,000	5,500	262,396	165,000	26,500	734,396
and Chief Financial Officer	2014	247,000	4,940	171,851	148,200	24,700	596,691
of the Company;
Director, Executive Vice President
and Chief Financial Officer
of West Bank

Harlee N. Olafson	2016	$275,000	$5,500	$244,929	$165,000	$55,587	$746,016
Executive Vice President and Chief	2015	275,000	5,500	262,396	165,000	26,500	734,396
Risk Officer of the Company;	2014	247,000	4,940	171,851	148,200	24,700	596,691
Director, Executive Vice President
and Chief Risk Officer of West
Bank

Brad L. Winterbottom	2016	$275,000	$5,500	$244,929	$165,000	$92,077	$782,506
Executive Vice President of the	2015	275,000	5,500	262,396	165,000	26,500	734,396
Company;	2014	247,000	4,940	171,851	148,200	24,700	596,691
Director and President of West Bank

(1)	Amounts reflect base salary earned during the year including, if any, deferrals and salary increases.

(2)	Consists of a holiday bonus equal to two percent of annual salary paid to all officers and employees of West Bank.

(3)
The amounts reflect the grant date fair value of awards granted during the year ended December 31, 2016, computed in accordance with FASB ASC Topic 718. Because the currently outstanding restricted stock units do no pay or accumulate dividend equivalents during the vesting period, these amounts were calculated based on the Company's closing share price on the date of grant discounted by the present value of the dividends expected to be paid on the underlying shares during the vesting period. Expected dividends are calculated using the current quarterly dividend with future increases projected based on the Company's historic practices. The Company uses a discount rate equal to the 5-year U.S. Treasury rate on the date of grant.

(4)	Amounts are shown for the year in which the applicable performance measures were satisfied.

(5)
Based upon our results for the fiscal year ended December 31, 2016 and the results of our peers as of September 30, 2016, annual bonuses for 2016 are anticipated to be paid out as shown, which is the maximum potential amount. The final determination of amounts earned for 2016 will be made after the peer group companies' 2016 financial information is available; to the extent different than the amounts shown, the actual amounts will be disclosed at that time.

(6)
Consists of contributions in the amount of $26,500 made by the Company on behalf of the named executive officer to the Company's Employee Savings and Stock Ownership Plan (including 401(k) matches and discretionary plan contributions), and a one-time payment of accrued but unused vacation due to a Company-wide change to our paid time off policy: Nelson - $50,769; Gulling - $45,481; Olafson - $29,087; and Winterbottom - $65,577.

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Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards made to our named executive officers during 2016.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards
Name	Type of Award	Grant Date	Threshold	Target	Maximum
David D. Nelson	Annual Bonus	—	$80,000	$160,000	$240,000	—	$ —
	Restricted Stock Units	03/21/16	—	—	—	15,000	244,929
Douglas R. Gulling	Annual Bonus	—	$55,000	$110,000	$165,000	—	$ —
	Restricted Stock Units	03/21/16	—	—	—	15,000	244,929
Harlee N. Olafson	Annual Bonus	—	$55,000	$110,000	$165,000	—	$ —
	Restricted Stock Units	03/21/16	—	—	—	15,000	244,929
Brad L. Winterbottom	Annual Bonus	—	$55,000	$110,000	$165,000	—	$ —
	Restricted Stock Units	03/21/16	—	—	—	15,000	244,929

Restricted Stock Units

In March 2016, the Compensation Committee approved equity grants for our named executive officers composed solely of restricted stock units that vest 20 percent per year subject to continued service, with accelerated vesting in certain circumstances as described in the Potential Payments upon Termination or Change in Control section of the CD&A.

Employment Agreements

As described in greater detail in the Potential Payments upon Termination or Change in Control section of the CD&A, each of our named executive officers is party to an employment agreement with the Company and West Bank pursuant to which the officer is entitled to a minimum annual salary and participation in our annual incentive plan and other benefit plans.

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Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning outstanding equity awards held as of December 31, 2016 by our named executive officers . Market values for outstanding restricted stock units are based on the closing price of our stock on December 30, 2016 (the last trading day of the year) of $24.70.

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested
David D. Nelson	40,149(1)	$991,680
Douglas R. Gulling	39,662(2)	979,651
Harlee N. Olafson	39,662(2)	979,651
Brad L. Winterbottom	39,662(2)	979,651

(1)
Reflects 1,649 restricted stock units granted on August 1, 2012, which vest in five equal installments with the remaining installment vesting on August 1, 2017; 4,000 restricted stock units granted on March 25, 2013, which vest in five equal installments, with the remaining installments vesting on March 25 of 2017 and 2018; 7,500 restricted stock units granted on March 24, 2014, which vest in five equal installments, with the remaining installments vesting on March 25 of 2017, 2018 and 2019; 12,000 restricted stock units granted on March 23, 2015, which vest in five equal installments, with the remaining installments vesting on March 25 of 2017, 2018, 2019 and 2020; and 15,000 restricted stock units granted on March 21, 2016, which vest in five equal annual installments beginning on March 25, 2017.

(2)
Reflects 1,162 restricted stock units granted on August 1, 2012, which vest in five equal installments, with the remaining installment vesting on August 1, 2017; 4,000 restricted stock units granted on March 25, 2013, which vest in five equal installments, with the remaining installments vesting on March 25 of 2017 and 2018; 7,500 restricted stock units granted on March 24, 2014, which vest in five equal installments, with the remaining installments vesting on March 25 of 2017, 2018 and 2019; 12,000 restricted stock units granted on March 23, 2015, which vest in five equal installments, with the remaining installments vesting on March 25 of 2017, 2018, 2019 and 2020; and 15,000 restricted stock units granted on March 21, 2016, which vest in five equal annual installments beginning on March 25, 2017.

Option Exercises and Stock Vested

The following table sets forth information for each of our named executive officers regarding vesting of stock awards during the year ended December 31, 2016. None of our named executive officers held any stock options during 2016.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
David D. Nelson	9,146(1)	$164,222
Douglas R. Gulling	8,662(2)	155,166
Harlee N. Olafson	8,662(2)	155,166
Brad L. Winterbottom	8,662(2)	155,166

(1)
Reflects vesting of 7,500 restricted stock units on March 25, 2016, with a closing stock price of $17.79; and vesting of 1,646 restricted stock units on August 1, 2016, with a closing stock price of $18.71.

(2)
Reflects vesting of 7,500 restricted stock units on March 25, 2016, with a closing stock price of $17.79; and vesting of 1,162 restricted stock units on August 1, 2016, with a closing stock price of $18.71.

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Potential Payments upon Termination or Change in Control
The table below sets forth the estimated amount of compensation payable to each of our named executive officers upon termination of such officer's employment in the event of (1) the officer's disability or death, (2) termination by the Company without cause or by the officer for good reason, in each case other than in connection with a change in control, or (3) termination by the Company without cause or by the officer for good reason, in each case during the period beginning six months before, and ending 24 months after, a change in control. The amounts shown assume the termination was effective as of December 31, 2016, and that the price of Company stock as of termination was the closing price of $24.70 on December 30, 2016 (the last trading day of the year). The actual amounts to be paid can be determined only following the named executive officer's termination. We do not provide any benefits to our named executive officers solely as a result of a change in control.

Name	Type of Payment	Payments Upon Disability or Death	Payments Upon Termination by the Company without Cause or by the Executive for Good Reason-No Change in Control	Payments Upon Termination by the Company without Cause or by the Executive for Good Reason-Change in Control
David D. Nelson	Cash Severance	$ —	$1,226,000	$1,839,000
	Continuation of Insurance Benefits	—	20,466	20,466
	Acceleration of Stock Awards	991,680	—	991,680
	Total	$991,680	$1,246,466	$2,851,146

Douglas R. Gulling	Cash Severance	$ —	$423,860	$847,720
	Continuation of Insurance Benefits	—	13,428	20,142
	Acceleration of Stock Awards	979,651	—	979,651
	Total	$979,651	$437,288	$1,847,513

Harlee N. Olafson	Cash Severance	$ —	$423,860	$847,720
	Continuation of Insurance Benefits	—	13,644	20,466
	Acceleration of Stock Awards	979,651	—	979,651
	Total	$979,651	$437,504	$1,847,837

Brad L. Winterbottom	Cash Severance	$ —	$423,860	$847,720
	Continuation of Insurance Benefits	—	13,644	20,466
	Acceleration of Stock Awards	979,651	—	979,651
	Total	$979,651	$437,504	$1,847,837

Termination and Change in Control Benefits under Employment Agreement with Mr. Nelson

The Company and Mr. Nelson are parties to an employment agreement with an effective date of July 23, 2012. Mr. Nelson serves as the President and Chief Executive Officer of the Company and as the Chief Executive Officer of West Bank under the agreement, as well as a member of the Board of Directors of both entities. The initial term of Mr. Nelson's agreement ended on December 31, 2015, but the agreement extended automatically for an additional year on January 1, 2015 and each January 1 since that date, and will extend on each January 1 going forward unless either party gives notice of nonrenewal. Mr. Nelson is currently entitled to a minimum annual salary of $400,000 pursuant to the agreement, as well as participation in the Company's annual incentive bonus plan and the Company's other benefit plans. Under the agreement, upon a termination of Mr. Nelson's employment by the Company without cause or by Mr. Nelson for good reason, Mr. Nelson will be entitled to severance payments equal to 200 percent of the sum of his base salary plus his average annual bonus for the prior three years, payable in 24 equal monthly installments following the date of termination, as well as 18 months of continued medical coverage at active employee rates. If such a termination occurs within six months prior to or two years following a change in control, Mr. Nelson will be entitled to severance payments equal to 300 percent of the sum of his base salary plus his average annual bonus for the prior three years, payable in a lump sum, as well as 18 months of continued medical coverage at active employee rates. All the aforementioned severance benefits are contingent upon Mr. Nelson's execution of a general release of claims against the Company. Under the agreement, Mr. Nelson will be subject to 24-month non-compete and non-solicit restrictive covenants following the termination of his employment.

Proxy Statement Table of Contents

Termination and Change in Control Benefits under Employment Agreements with Messrs. Gulling, Olafson and Winterbottom

The Company is a party to employment agreements with each of Messrs. Gulling, Olafson and Winterbottom, with effective dates of July 23, 2012. Under their respective agreements, Mr. Gulling serves as Executive Vice President, Treasurer and Chief Financial Officer of the Company and Executive Vice President and Chief Financial Officer of West Bank, Mr. Olafson serves as Executive Vice President and Chief Risk Officer of the Company and West Bank, and Mr. Winterbottom serves as Executive Vice President of the Company and President of West Bank. Each individual serves as a member of the Board of Directors of West Bank. The initial term under each agreement ended on December 31, 2014, but the agreements extended automatically for an additional year on January 1, 2014 and each January 1 since that date, and will extend on each January 1 going forward unless either party gives notice of nonrenewal. Messrs. Gulling, Olafson and Winterbottom are each currently entitled to a minimum annual salary of $275,000 pursuant to their agreements, as well as participation in the Company's annual incentive bonus plan and the Company's other benefit plans. Under the agreements, upon a termination of the respective executive's employment by the Company without cause or by the executive for good reason, the executive will be entitled to severance payments equal to 100 percent of the sum of his base salary plus his average annual bonus for the prior three years, payable in 12 equal monthly installments following the date of termination, as well as 12 months of continued medical coverage at active employee rates. If such a termination occurs within six months prior to or two years following a change in control, the executive will be entitled to severance payments equal to 200 percent of the sum of his base salary plus his average annual bonus for the prior three years, payable in a lump sum, as well as 18 months of continued medical coverage at active employee rates. All the aforementioned severance benefits are contingent upon the respective executive's execution of a general release of claims against the Company. Under the agreements, Messrs. Gulling, Olafson and Winterbottom will be subject to 12-month non-compete and non-solicit restrictive covenants following termination of employment (24 months if the termination occurs following a change in control of the Company).

Termination and Change in Control Benefits under 2012 Equity Incentive Plan

All awards under the 2012 Plan then held by the participant will become fully vested immediately if (1) the 2012 Plan and the respective award agreements are not fully assumed in a change in control or (2) the 2012 Plan and the respective award agreements are fully assumed in the change in control and the participant is terminated by the Company or a subsidiary without cause or the participant resigns for good reason.

Further under the 2012 Plan, all restricted stock units generally will become fully vested upon the participant's termination of service due to the participant's disability or death. In the event that the participant retires, the outstanding restricted stock units will continue to vest as scheduled provided that the participant gives at least 6 months' notice, signs a release and waiver, and does not compete with the Company.

Termination under Deferred Compensation Plan

In the event of a change in control of the Company or the Participant's separation from service due to death or disability, amounts deferred by a participant will be distributed in a lump sum, and Company contributions will be distributed in accordance with the participant's elections.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee approved RSM US LLP, an independent registered public accounting firm, as the principal accountant for the Company for the fiscal year ending December 31, 2017.  RSM US LLP will conduct the audit of the Company and its subsidiary for 2017.  RSM US LLP was also the Company's principal accountant and performed the audit in 2016.

A representative from RSM US LLP will be present at the Annual Meeting.  The representative will have the opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

Audit Fees

During the period covering the fiscal years ended December 31, 2016 and 2015, RSM US LLP performed the professional services listed in the following table.

	2016	2015
Audit fees (1)	$248,000	$240,500
Audit-related fees (2)	25,000	25,000
Tax fees (3)	5,650	26,920
All other fees (4)	—	29,328
Total	$278,650	$321,748

(1)
Audit fees represent fees for professional services provided for the audit of the Company's annual financial statements, review of the Company's quarterly financial statements in connection with the filing of current and periodic reports, and reporting on internal controls in accordance with Section 404 of Sarbanes-Oxley.

(2)	Audit-related fees represent the audit of the Company's Employee Savings and Stock Ownership Plan.

(3)	Tax fees represent fees for professional services related to tax compliance, which included review of tax returns and advice on certain tax issues.

(4)	All other fees represent fees for information technology consulting in 2015.

The Audit Committee considered whether the non-audit services provided to the Company by RSM US LLP are compatible with maintaining RSM US LLP's independence and concluded that the independence of RSM US LLP is not compromised by the provision of such services. The Audit Committee pre-approves all audit services and permitted non-audit services, including the fees and terms of those services, to be performed for the Company by its independent registered public accounting firm prior to engagement.

GENERAL MATTERS

Certain Relationships and Related Transactions

Certain directors of the Company have direct and indirect material interests in loans made by West Bank.  All the loans were made in West Bank's ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other persons not related to West Bank or the Company, and did not involve more than the normal risk of collectability or present other unfavorable features.  None of the loans have been classified as nonaccrual, past due, troubled debt restructured or potential problem loans. The Board considered these loans when reviewing the independence of its directors and determined that such loans did not prevent the relevant directors from being able to serve as independent directors.

The Audit Committee's charter requires the Audit Committee to review and approve all related-party transactions that must be disclosed.  All transactions between the Company or its subsidiaries and any related person, including loans made by West Bank involving $120,000 or more, are reviewed to determine whether all material facts of the transaction are known to the Audit Committee, the transaction complies with known legal requirements, and the transaction is fair to the Company and West Bank.  The Audit Committee completed the required review of the fiscal year 2016 related-party transactions, and all transactions were approved and ratified.

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2018 Stockholder Proposals

In order for a proposal from a stockholder to be eligible for inclusion in the Company's proxy statement and proxy card relating to the 2018 Annual Meeting of stockholders, the proposal must be received by the Company by November 1, 2017.  However, if the date of the 2018 Annual Meeting is changed by more than 30 days from April 27, 2018, the proposal must be received a reasonable time before the Company begins to print and send its proxy materials for the 2018 Annual Meeting in order to be eligible for inclusion in the Company’s proxy statement and proxy card.  Upon timely receipt of any such proposal, the Company will determine whether to include such proposal in the proxy statement and proxy card in accordance with applicable SEC regulations governing stockholder proposals and the solicitation of proxies.

In order for a stockholder to propose other business to be considered at the 2018 annual meeting of stockholders, the stockholder must deliver written notice of the proposed business to the Company prior to January 15, 2018, which is 45 days prior to the first anniversary date of the proxy statement mailing date for the prior year’s meeting.

Stockholders wishing to recommend names of individuals for possible nomination to the Board may do so according to the following procedures:

1.	Contact Alice A. Jensen, Corporate Secretary, at the address below to obtain the Board Membership Criteria established by the Board.

2.	Provide Ms. Jensen with a typewritten recommendation naming the proposed candidate and specifically explaining how the candidate meets the criteria adopted by the Board.

3.	Submit the recommendation to Ms. Jensen no later than November 1, 2017, which is 120 days prior to the anniversary of this year's proxy mailing date.

4.
Prove the person making the recommendation is a Company stockholder who owns shares with a market value of at least $2,000 and who has held those shares for at least one year at the time the submission is provided.

5.	If the person being recommended is aware of the submission, he or she must sign a statement so indicating.

6.	If the person being recommended is not aware of the submission, the submitter must explain why.

The written submission must be mailed or hand delivered to:

Ms. Alice A. Jensen
Corporate Secretary
West Bancorporation, Inc.
1601 22nd Street
West Des Moines, Iowa 50266

Stockholder Communications

It is the general policy of the Board that management speaks for the Company.  To the extent stockholders wish to communicate with a Company representative, they may do so by contacting Douglas Gulling, Executive Vice President, Treasurer and Chief Financial Officer, 1601 22nd Street, West Des Moines, Iowa 50266.  Mr. Gulling may be reached by telephone at 515-222-2300 or by email at dgulling@westbankstrong.com.

The Company has a process for stockholders to send communications to the Board or any of its individual members.  Any stockholder wishing to communicate with one or more Board members should address a written communication to Mr. Gulling at one of the addresses noted above.  Mr. Gulling will forward all appropriate stockholder communications to the full Board or its individual members as appropriate. Mr. Gulling will generally not forward communications that are primarily commercial in nature or related to an improper or irrelevant topic.

Form 10-K

The Company has included a copy of its annual report on Form 10-K for the year ended December 31, 2016, as filed with the SEC, with this proxy statement.  A request for an additional copy should be directed to Alice A. Jensen, Corporate Secretary, West Bancorporation, Inc., 1601 22nd Street, West Des Moines, Iowa 50266 or by calling 515-222-2300. The Company's Form 10-K is also available on the SEC's website at www.sec.gov, and through a link at the Investor Relations, SEC Filings section of the Company's website (www.westbankstrong.com).

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Delivery of Documents to Stockholders Sharing an Address

In some instances, only one annual report or proxy statement is being delivered to two or more stockholders who share an address.  The Company will promptly deliver additional copies of its proxy statement, summary annual report, and the annual report on Form 10-K to any stockholder who makes such a request.  Any stockholder who wishes to receive separate copies of these documents in the future may notify Alice A. Jensen, Corporate Secretary, at 1601 22nd Street, West Des Moines, Iowa 50266, or by calling 515-222-2300.  Alternatively, any stockholders sharing an address, who are receiving multiple copies of these documents, may also notify Ms. Jensen to request delivery of only one copy.

By Order of the Board of Directors,

/s/ Alice A. Jensen

Alice A. Jensen
Secretary
West Bancorporation, Inc.
March 1, 2017

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EXHIBIT A

West Bancorporation, Inc.
2017 Equity Incentive Plan

Article 1
INTRODUCTION

Section 1.1 Purpose, Effective Date and Term.  The purpose of this West Bancorporation, Inc. 2017 Equity Incentive Plan is to promote the long-term financial success of West Bancorporation, Inc. and its Subsidiaries by providing a means to attract, retain, and reward individuals who can and do contribute to such success, and to further align their interests with those of the Stockholders. The “Effective Date” of the Plan is April 27, 2017, the date of the approval of the Plan by the Stockholders. The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted after the 10-year anniversary of the Effective Date.

Section 1.2 Participation. Each employee and director of, and service provider (with respect to which issuances of securities may be registered under Form S-8) to, the Company and each Subsidiary who is granted, and currently holds, an Award in accordance with the provisions of the Plan shall be a “Participant” in the Plan. Award recipients shall be limited to employees and directors of, and service providers (with respect to which issuances of securities may be registered under Form S-8) to, the Company and its Subsidiaries; provided, however, that an Award (other than an incentive stock option) may be granted to an individual prior to the date on which he or she first performs services as an employee, director or service provider, provided that such Award does not become vested prior to the date such individual commences such services.

Section 1.3 Definitions. Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 8).

Article 2
AWARDS

Section 2.1 General. Any Award may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant. Each Award shall be subject to the provisions of the Plan and such additional provisions as the Committee may provide with respect to such Award and as may be evidenced in the Award Agreement. Subject to the provisions of Section 3.4(b), an Award may be granted as an alternative to or replacement of an existing award under the Plan, any other plan of the Company or a Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or a Subsidiary, including the plan of any entity acquired by the Company or a Subsidiary. The types of Awards that may be granted include the following:

(a)
Stock Options. A stock option represents the right to purchase Shares at an exercise price established by the Committee. Any stock option may be either an incentive stock option (an "ISO") or a nonqualified stock option that is not intended to be an ISO. No ISOs may be (i) granted after the 10-year anniversary of the Effective Date or (ii) granted to a non-employee. To the extent the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Subsidiaries exceeds $100,000, the stock options or portions thereof that exceed such limit shall be treated as nonqualified stock options. Unless otherwise specifically provided by the Award Agreement, any stock option granted under the Plan shall be a nonqualified stock option. All or a portion of any ISO granted under the Plan that does not qualify as an ISO for any reason shall be deemed to be a nonqualified stock option. In addition, any ISO granted under the Plan may be unilaterally modified by the Committee to disqualify such stock option from ISO treatment such that it shall become a nonqualified stock option.

(b)
Stock Appreciation Rights.  A stock appreciation right (a “SAR”) is a right to receive, in cash, Shares or a combination of both (as shall be reflected in the respective Award Agreement), an amount equal to or based upon the excess of (i) the Fair Market Value at the time of exercise of the SAR over (ii) an exercise price established by the Committee.

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(c)
Stock Awards.  A stock award is a grant of Shares or a right to receive Shares (or their cash equivalent or a combination of both, as shall be reflected in the respective Award Agreement) in the future, excluding Awards designated as stock options, SARs or cash incentive awards by the Committee. Such Awards may include bonus shares, performance shares, performance units, restricted stock, restricted stock units or any other equity-based Award as determined by the Committee.

(d)
Cash Incentive Awards.  A cash incentive award is the grant of a right to receive a payment of cash (or Shares having a value equivalent to the cash otherwise payable, excluding Awards designated as stock options, SARs or stock awards by the Committee, all as shall be reflected in the respective Award Agreement), determined on an individual basis or as an allocation of an incentive pool that is contingent on the achievement of performance objectives established by the Committee.

Section 2.2 Exercise of Stock Options and SARs.  A stock option or SAR shall be exercisable in accordance with such provisions as may be established by the Committee; provided, however, that a stock option or SAR shall expire no later than 10 years after its grant date (five years in the case of an ISO with respect to a 10 percent Stockholder). The exercise price of each stock option and SAR shall be not less than 100 percent of the Fair Market Value on the grant date; provided, however, that the exercise price of an ISO shall not be less than 110 percent of Fair Market Value on the grant date in the case of a 10 percent Stockholder; and provided further, that, to the extent permitted under Code Section 409A, and subject to Section 3.4(b), the exercise price may be higher or lower in the case of stock options and SARs granted in replacement of existing awards held by an employee, director or service provider granted by an acquired entity. The payment of the exercise price of a stock option shall be by cash or, subject to limitations imposed by applicable law, by any of the following means unless otherwise determined by the Committee from time to time: (a) by tendering, either actually or by attestation, Shares acceptable to the Committee and valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell Shares acquired upon exercise of the stock option and to remit to the Company no later than the third business day following exercise of a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (c) by payment through a “net exercise” process such that, without the payment of any funds, the Participant may exercise the option using Award shares as payment of the exercise price and applicable taxes and receive the net number of Shares equal in value to (i) the number of Shares as to which the option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value (on the date of exercise) less the exercise price, and the denominator of which is such Fair Market Value (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); (d) by personal, certified or cashiers’ check; (e) by other property deemed acceptable by the Committee or (f) by any combination thereof.

Section 2.3 Performance-Based Compensation. Any Award that is intended to be Performance-Based Compensation shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee. The grant of any Award and the establishment of performance measures that are intended to be Performance-Based Compensation shall occur during the period required under Code Section 162(m).

(a)
Performance Measures.  The performance measures described in this Section 2.3 may be based on any one (1) or more of the following: earnings (e.g., earnings before taxes, earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; and earnings per share; each as may be defined by the Committee); financial return ratios (e.g., return on investment; return on invested capital; return on equity; and return on assets; each as may be defined by the Committee); “Texas ratio”; expense ratio; efficiency ratio; increase in revenue, operating or net cash flows; cash flow return on investment; total stockholder return; market share; net operating income, operating income or net income; net income margin; interest income margins; debt load reduction; loan and lease losses; expense management; economic value added; stock price; book value; overhead; assets; asset quality level; assets per employee; charge offs; loan loss reserves; loans; deposits; nonperforming assets; growth of noninterest income, loans, deposits, or assets; interest sensitivity gap levels; regulatory compliance; improvement of financial rating; achievement of balance sheet or income statement objectives; improvements in capital structure including asset/liability; profitability; profit margins; customer retention or growth; employee retention or growth; budget comparisons or strategic business objectives, consisting of one (1) or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one (1) or more Subsidiaries, business units or financial reporting segments of the Company or a Subsidiary, or any combination thereof, and may be measured relative to a peer group, an index or a business plan.

(b)
Partial Achievement.  An Award may provide that partial achievement of the performance measures may result in payment or vesting based upon the degree of achievement. In addition, partial achievement of performance measures shall apply toward a Participant’s individual limitations as set forth in Section 3.3.

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(c)
Extraordinary Items.  In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report: (i) extraordinary, unusual or nonrecurring items of gain or loss, including non-cash refinancing charges; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; (iv) mergers or acquisitions; and (v) such other items permitted from time to time hereafter under the regulations promulgated under Code Section 162(m). To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(d)
Adjustments. Pursuant to this Section 2.3, in certain circumstances the Committee may adjust performance measures; provided, however, that no adjustment may be made with respect to an Award that is intended to be Performance-Based Compensation, except to the extent the Committee exercises such negative discretion as is permitted under Code Section 162(m). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or a Subsidiary conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may (i) adjust, change or eliminate the performance measures or change the applicable performance period or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

Section 2.4 Restrictions on Stock Awards.  If the right to become vested in an Award granted to an employee Participant is conditioned on the completion of a specified period of service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives (whether or not related to the performance measures) being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, or other Awards, then the required period of service for full vesting shall not be less than one (1) year (subject to acceleration of vesting, to the extent permitted by the Committee, as provided herein); provided, however, that the required period of service for full vesting with respect to stock awards shall not apply, provided that the aggregate of such grants do not exceed 5 percent of the total Share reserve set forth in Section 3.2(a).

Section 2.5 Dividends and Dividend Equivalents.  Any Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award; provided, however, to the extent permitted by applicable law, any dividend payments or dividend equivalent payments with respect to the Award shall be withheld by the Company for the Participant’s account. In the sole discretion of the Committee, interest may be credited on the amount of the dividend payments or dividend equivalent payments withheld at a rate and subject to such terms as determined by the Committee. The dividend payments or dividend equivalent payments so withheld by the Committee and attributable to any particular Award (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such Award and, if such Award is forfeited, the Participant shall have no right to such dividend payments or dividend equivalent payments.

Section 2.6 Forfeiture of Awards. Unless specifically provided to the contrary in an Award Agreement, upon notification of Termination of Service for Cause, any outstanding Award held by a Participant, whether vested or unvested, shall terminate immediately, such Award shall be forfeited and the Participant shall have no further rights thereunder.

Section 2.7 Deferred Compensation. The Plan is, and all Awards are, intended to be exempt from or comply with Code Section 409A, and each shall be construed, interpreted and administered accordingly. The Company does not guarantee that any benefits that may be provided under the Plan will satisfy all applicable provisions of Code Section 409A. If any Award would be considered “deferred compensation” under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the applicable Award Agreement, without the consent of the Participant, to avoid the application of, or to maintain compliance with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.7 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award shall be deemed to constitute the Participant’s acknowledgment of, and consent to, the rights of the Committee under this Section 2.7, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of the Plan or pursuant to an Award Agreement shall not be applicable to an Award that is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

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Article 3
SHARES SUBJECT TO PLAN

Section 3.1 Available Shares.  The Shares with respect to which Awards may be granted shall be Shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including Shares purchased in the open market or in private transactions.

Section 3.2 Share Limitations.

(a)
Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of Shares that may be delivered under the Plan shall be 800,000 (all of which may be granted as ISOs and all of which may be granted as full value awards). The maximum number of Shares available for delivery under the Plan (including the number that may be granted as ISOs) and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 3.4. Following the Effective Date, no new awards will be granted from the Prior Plan.

(b)	Reuse of Shares.

(i)
To the extent any Shares covered by an Award under the Plan or the Prior Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited (including unvested stock awards), canceled, or settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan and shall again become eligible for delivery under the Plan.

(ii)
With respect to SARs or, following the Effective Date, a stock appreciation right under the Prior Plan, that are settled in Shares, the full number of covered Shares set forth in the Award Agreement shall be counted for purposes of determining the maximum number of Shares available for delivery under the Plan.

(iii)
If the exercise price of any stock option granted under the Plan or, following the Effective Date, a stock option under the Prior Plan, is satisfied by tendering Shares to the Company (whether by actual delivery or by attestation and whether or not such surrendered Shares were acquired pursuant to an Award) or by the net exercise of an Award, the full number of covered Shares set forth in the Award Agreement shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

(iv)
If the withholding tax liabilities arising from an Award are satisfied by the tendering of Shares to the Company (whether by actual delivery or by attestation and whether or not such tendered Shares were acquired pursuant to an Award) or by the withholding of or reduction of Shares by the Company, such Shares shall be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

Section 3.3 Limitations on Grants to Individuals. The following limitations shall apply with respect to Awards:

(a)
Stock Options and SARs. The maximum number of Shares that may be subject to stock options or SARs granted to any one Participant during any calendar year that are intended to be Performance-Based Compensation, and then only to the extent that such limitation is required by Code Section 162(m), shall be 75,000. For purposes of this Section 3.3(a), if a stock option is granted in tandem with a SAR, such that the exercise of the option or SAR with respect to a Share cancels the tandem SAR or option right, respectively, with respect to such Share, the tandem option and SAR rights with respect to each Share shall be counted as covering one Share for purposes of applying the limitations of this Section 3.3(a).

(b)
Stock Awards. The maximum number of Shares that may be subject to stock awards that are granted to any one Participant during any calendar year and are intended to be Performance-Based Compensation, and then only to the extent that such limitation is required by Code Section 162(m), shall be 75,000.

(c)
Cash Incentive Awards and Stock Awards Settled in Cash. The maximum dollar amount that may be payable to any one Participant pursuant to cash incentive awards and cash-settled stock awards that are granted to any one Participant during any calendar year and are intended to be Performance-Based Compensation, and then only to the extent that such limitation is required by Code Section 162(m), shall be $1,000,000.

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(d)
Dividends, Dividend Equivalents and Earnings. For purposes of determining whether an Award is intended to be qualified as Performance-Based Compensation under the foregoing limitations of this Section 3.3, (i) the right to receive dividends and dividend equivalents with respect to any Award that is not yet vested shall be treated as a separate Award, and (ii) if the delivery of any Shares or cash under an Award is deferred, any earnings, including dividends and dividend equivalents, shall be disregarded.

(e)
Partial Performance. Notwithstanding the preceding provisions of this Section 3.3, if in respect of any performance period or restriction period, the Committee grants to a Participant Awards having an aggregate dollar value and/or number of Shares less than the maximum dollar value and/or number of Shares that could be paid or awarded to such Participant based on the degree to which the relevant performance measures were attained, the excess of such maximum dollar value and/or number of Shares over the aggregate dollar value and/or number of Shares actually subject to Awards granted to such Participant shall be carried forward and shall increase the maximum dollar value and/or the number of Shares that may be awarded to such Participant in respect of the next performance period or restriction period in respect of which the Committee grants to such Participant an Award intended to qualify as Performance-Based Compensation, subject to adjustment pursuant to Section 3.4.

(f)	Director Awards.

(i)	The maximum number of Shares that may be subject to stock options or SARs granted to any one Director Participant during any calendar year shall be 10,000.

(ii)	The maximum number of Shares that may be subject to stock awards that are granted to any one Director Participant during any calendar year shall be 10,000.

(g)	The foregoing limitations shall not apply to cash-based director fees that the Director elects to receive in the form of Shares or Share based units equal in value to the cash‑based director fee.

Section 3.4 Corporate Transactions; Repricing.

(a)
Adjustments. To the extent permitted under Code Section 409A, to the extent applicable, in the event of a corporate transaction involving the Company or the Shares (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), all outstanding Awards, the number of Shares available for delivery under the Plan under Section 3.2 and each of the specified limitations set forth in Section 3.3 shall be adjusted automatically to proportionately and uniformly reflect such transaction (but only to the extent that such adjustment will not negatively affect the status of an Award intended to qualify as Performance-Based Compensation, if applicable); provided, however, that, subject to Section 3.4(b), the Committee may otherwise adjust Awards (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of the Awards and the Plan. Action by the Committee under this Section 3.4(a) may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding stock options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include (A) replacement of an Award with another award that the Committee determines has comparable value and that is based on stock of a company resulting from a corporate transaction, and (B) cancellation of an Award in return for cash payment of the current value of the Award, determined as though the Award were fully vested at the time of payment, provided that in the case of a stock option or SAR, the amount of such payment shall be the excess of the value of the stock subject to the option or SAR at the time of the transaction over the exercise price, and provided, further, that no such payment shall be required in consideration for the cancellation of the Award if the exercise price is greater than or equal to the value of the stock at the time of such corporate transaction).

(b)
No Repricing. Notwithstanding any provision of the Plan to the contrary, no adjustment or reduction of the exercise price of any outstanding stock option or SAR in the event of a decline in Stock price shall be permitted without approval by the Stockholders or as otherwise expressly provided under Section 3.4(a). The foregoing prohibition includes (i) reducing the exercise price of outstanding stock options or SARs, (ii) canceling outstanding stock options or SARs in connection with the granting of stock options or SARs with a lower exercise price to the same individual, (iii) canceling stock options or SARs with an exercise price in excess of the current Fair Market Value in exchange for a cash or other payment, and (iv) taking any other action that would be treated as a repricing of a stock option or SAR under the rules of the primary securities exchange or similar entity on which the Shares are listed.

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Section 3.5 Delivery of Shares.  Delivery of Shares or other amounts under the Plan shall be subject to the following:

(a)
Compliance with Applicable Laws.  Notwithstanding any provision of the Plan to the contrary, the Company shall have no obligation to deliver any Shares or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b)
No Certificates Required.  To the extent that the Plan provides for the delivery of Shares, the delivery may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

Article 4
CHANGE IN CONTROL

Section 4.1 Consequence of a Change in Control. Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or in any Award Agreement, at the time of a Change in Control:

(a)
Subject to any forfeiture and expiration provisions otherwise applicable to the respective Awards, all stock options and SARs under the Plan then held by the Participant shall become fully exercisable, and all stock awards and cash incentive awards under the Plan then held by the Participant shall become fully earned and vested immediately if, (i) immediately following a Change in Control the Plan and the respective Award Agreements are not the obligations of the entity, whether the Company, a successor thereto or an assignee thereof, that conducts following a Change in Control substantially all of the business conducted by the Company and its Subsidiaries immediately prior to such Change in Control, or (ii) the Plan and the respective Award Agreements are the obligations of the entity, whether the Company, a successor thereto or an assignee thereof, that conducts following a Change in Control substantially all of the business conducted by the Company and its Subsidiaries immediately prior to such Change in Control and the Participant incurs a Termination of Service without Cause or the Participant resigns for Good Reason following such Change in Control.

(b)
Notwithstanding the foregoing provisions of this Section 4.1, if the vesting of an outstanding Award is conditioned upon the achievement of performance measures, then such Awards shall be earned and vested immediately, based upon target level performance, as determined by the Committee at the time of the Change in Control.

Section 4.2 Definition of Change in Control.

(a)
If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of “change in control” (or the like), then, for purposes of the Plan, the term “Change in Control” has the meaning set forth in such agreement; and in the absence of such a definition, “Change in Control” means the first to occur of the following:

(i)
The date of the consummation of the acquisition by any “person” (as such term is defined in Section 13(d) and 14(d) of the Exchange Act) of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 51 percent or more of the combined voting power of the then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”);

(ii)
During any 12 month period, the individuals who, as of the Effective Date, are members of the Board cease for any reason to constitute a majority of the Board, unless either the election, or nomination for election by, the Stockholders of any new Company director was approved by a vote of a majority of the Board, in which case such new director shall, for purposes of the Plan, be considered as a member of the Board; or

(iii)
The date of the consummation by the Company of (i) a merger, consolidation or other similar transaction if the Stockholders immediately before such merger, consolidation or other similar transaction, do not, as a result of such merger, consolidation or other similar transaction, own directly or indirectly, more than forty-nine percent (49%) of the combined voting power of the then outstanding securities eligible to vote for the election of the board of directors of the entity resulting from such merger, consolidation or other similar transaction, in substantially the same proportion as their ownership of the combined voting power of the Company Voting Securities outstanding immediately before such merger, consolidation or other similar transaction or (ii) a complete liquidation or dissolution of, or an agreement for the sale or other disposition of, all or substantially all of the assets of the Company.

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(b)
Notwithstanding any provision in the foregoing definition of a Change in Control to the contrary, a Change in Control shall not be deemed to occur solely because fifty-one percent (51%) or more of the Company Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity or (ii) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the Stockholders in substantially the same proportion as their ownership of Stock immediately prior to such acquisition.

(c)
Further notwithstanding any provision in the foregoing definition of a Change in Control to the contrary, in the event that any Award constitutes Deferred Compensation and the settlement of, or distribution of benefits under, such Award is to be triggered by a Change in Control, then such settlement or distribution shall be subject to the event constituting the Change in Control also constituting a “change in control event” under Code Section 409A.

Article 5
COMMITTEE

Section 5.1 Administration.  The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Article 5. The Committee shall be selected by the Board, provided that the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” (within the meaning of Rule 16b-3 promulgated under the Exchange Act), an “outside director” (within the meaning of Code Section 162(m)) and an “independent director” (within the meaning of the rules of the securities exchange which then constitutes the principal listing for the Stock), in each case to the extent required by the Exchange Act, Code Section 162(m), or the applicable rules of the securities exchange which then constitutes the principal listing for the Stock, respectively. Subject to the applicable rules of any securities exchange or similar entity, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

Section 5.2 Powers of Committee.  The Committee's administration of the Plan shall be subject to the other provisions of the Plan and the following:

(a)
The Committee shall have the authority and discretion to select from among the Company’s and each Subsidiary’s employees, directors and service providers those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms of Awards, to cancel or suspend Awards and to reduce or eliminate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award.

(b)
In the event that the Committee determines that it is advisable to grant Awards that do not qualify for the exception for Performance-Based Compensation from the tax deductibility limitations of Code Section 162(m), the Committee may grant such Awards without satisfying the requirements of Code Section 162(m).

(c)
The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)	The Committee shall have the authority to define terms not otherwise defined in the Plan.

(e)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan shall be final and binding on all persons.

(f)	In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and bylaws of the Company and to all applicable law.

Section 5.3 Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of any securities exchange or similar entity or the Plan or the charter of the Committee, or as necessary to comply with the exemptive provisions of Rule 16b-3 of the Exchange Act or of Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers under the Plan to any person or persons selected by it. The acts of such delegates shall be treated under the Plan as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards granted. Any such allocation or delegation may be revoked by the Committee at any time.

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Section 5.4 Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and each Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties under the Plan. The records of the Company and each Subsidiary as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive with respect to all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan shall furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5 Expenses and Liabilities. All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan or any Award Agreement shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan, and the Company, and its officers and directors, shall be entitled to rely upon the advice, opinions and valuations of any such persons.

Article 6
AMENDMENT AND TERMINATION

Section 6.1 General.  The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement; provided, however, that no amendment or termination may (except as provided in Section 2.7, Section 3.4 and Section 6.2), in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), impair the rights of any Participant or beneficiary under any Award granted prior to the date such amendment or termination is adopted by the Board; and provided, further, that no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities that may be delivered under the Plan other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) immediately above is approved by the Stockholders.

Section 6.2 Amendment to Conform to Law.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or the Award Agreement to any applicable law. By accepting an Award, the Participant shall be deemed to have acknowledged and consented to any amendment to an Award made pursuant to this Section 6.2, Section 2.7 or Section 3.4 without further consideration or action.

Article 7
GENERAL TERMS

Section 7.1 No Implied Rights.

(a)
No Rights to Specific Assets.  No person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary, including any specific funds, assets, or other property that the Company or a Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, distributable in accordance with the provisions of the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan or an Award Agreement shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to provide any benefits to any person.

(b)
No Contractual Right to Employment or Future Awards.  The Plan does not constitute a contract of employment, and selection as a Participant shall not give any person the right to be retained in the service of the Company or a Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the Plan. No individual shall have the right to be selected to receive an Award, or, having been so selected, to receive a future Award.

(c)
No Rights as a Stockholder. Except as otherwise provided in the Plan, no Award shall confer upon the holder thereof any rights as a Stockholder prior to the date on which the individual fulfills all conditions for receipt of such rights.

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Section 7.2 Transferability.  Except as otherwise provided by the Committee, Awards are not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a domestic relations order. The Committee shall have the discretion to permit the transfer of Awards; provided, however, that such transfers shall be limited to immediate family members of Participants, trusts, partnerships, limited liability companies and other entities that are permitted to exercise rights under Awards in accordance with Form S-8 established for the primary benefit of such family members; and provided, further, that such transfers shall not be made for value to the Participant.

Section 7.3 Designation of Beneficiaries.  A Participant hereunder may file with the Company a designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or amend any such designation. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not have any further liability to anyone.

Section 7.4 Non-Exclusivity.  Neither the adoption of the Plan by the Board nor the submission of the Plan to the Stockholders for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including the granting of restricted stock, stock options or other equity awards otherwise than under the Plan or an arrangement that is or is not intended to qualify as Performance-Based Compensation, and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5 Award Agreement.  Each Award shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be made available to the Participant, and the Committee may require that the Participant sign a copy of the Award Agreement.

Section 7.6 Form and Time of Elections.  Unless otherwise specified in the Plan, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such terms or conditions, not inconsistent with the provisions of the Plan, as the Committee may require.

Section 7.7 Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information that the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8 Tax Withholding.  All distributions under the Plan shall be subject to withholding of all applicable taxes and the Committee may condition the delivery of any Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied (a) through cash payment by the Participant; (b) through the surrender of Shares that the Participant already owns or (c) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such Shares under clause (c) may not be used to satisfy more than the maximum individual statutory tax rate for each applicable tax jurisdiction, or such lesser amount as established by the Company.

Section 7.9 Successors.  All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company.

Section 7.10 Indemnification.  To the fullest extent permitted by law, each person who is or shall have been a member of the Committee or the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her (provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf), unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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Section 7.11 No Fractional Shares.  Unless otherwise permitted by the Committee, no fractional Shares shall be delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Shares or other property shall be delivered or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.12 Governing Law.  The Plan, all Awards, and all actions taken in connection herewith and therewith shall be governed by and construed in accordance with the laws of the State of Iowa without reference to principles of conflict of laws, except as superseded by applicable federal law.

Section 7.13 Benefits Under Other Plans.  Except as otherwise provided by the Committee, Awards granted to a Participant (including the grant and the receipt of benefits) shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any qualified retirement plan, nonqualified plan and any other benefit plan maintained by the Participant’s employer.

Section 7.14 Validity.  If any provision of the Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.

Section 7.15 Notice.  Unless provided otherwise in an Award Agreement or policy adopted from time to time by the Committee, all communications to the Company provided for in the Plan, or any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the Company at the address set forth below:
West Bancorporation, Inc.
1601 22nd Street
West Des Moines, Iowa 50266
Facsimile: 515-225-8023

Such communications shall be deemed given:

(a)	in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; and

(b)	in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; and

(c)	in the case of facsimile, the date upon which the transmitting party receives confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any communication be deemed to be given later than the date it is actually received, provided it is actually received. In the event a communication is not received, it shall be deemed received only upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service provider. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Chief Financial Officer or corporate secretary.

Section 7.16 Clawback Policy. Any Award, amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other similar action in accordance with any applicable Company clawback policy (the “Policy”) or any applicable law. A Participant’s receipt of an Award shall be deemed to constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of (i) the Policy and any similar policy established by the Company that may apply to the Participant, whether adopted prior to or following the making of any Award and (ii) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, as well as the Participant’s express agreement that the Company may take such actions as are necessary to effectuate the Policy, any similar policy and applicable law, without further consideration or action.

Section 7.17 Breach of Restrictive Covenants. Except as otherwise provided by the Committee, notwithstanding any provision of the Plan to the contrary, if the Participant breaches a confidentiality, non-competition, non-solicitation, non-disclosure, non-disparagement, or other similar restrictive covenant set forth in an Award Agreement or any other agreement between the Participant and the Company or a Subsidiary, whether during or after the Participant’s Termination of Service, in addition to any other penalties or restrictions that may apply under any such agreement, state law, or otherwise, the Participant shall forfeit or pay to the Company:

(a)	Any and all outstanding Awards granted to the Participant, including Awards that have become vested or exercisable;

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(b)
Any Shares held by the Participant in connection with the Plan that were acquired by the Participant after the Participant’s Termination of Service and within the twelve (12)-month period immediately preceding the Participant’s Termination of Service (less any exercise price paid for such shares); and

(c)
The profit realized by the Participant from the sale, or other disposition for consideration, of any Shares received by the Participant in connection with the Plan after the Participant’s Termination of Service, and within the twelve (12)-month period immediately preceding the Participant’s Termination of Service where such sale or disposition occurs in such similar time period.

Article 8
DEFINED TERMS; CONSTRUCTION

Section 8.1 In addition to the other definitions contained in the Plan, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)	“10% Stockholder” means an individual who, at the time of grant, owns Company Voting Securities possessing more than 10% of the total combined voting power of the Company Voting Securities.

(b)	“Award” means an award under the Plan.

(c)
“Award Agreement” means the document that evidences the terms and conditions of an Award. Such document shall be referred to as an agreement regardless of whether a Participant’s signature is required.

(d)	“Board” means the Board of Directors of the Company.

(e)
If the Participant is subject to an employment or change in control agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “cause” (or the like), then, for purposes of the Plan, the term “Cause” has the meaning set forth in such agreement; and in the absence of such a definition, “Cause” means (i) any act by the Participant of (A) fraud or intentional misrepresentation or (B) embezzlement, misappropriation, or conversion of assets or opportunities of the Company or a Subsidiary, (ii) willful violation of any law, rule, or regulation in connection with the performance of a Participant’s duties to the Company or a Subsidiary (other than traffic violations or similar offenses), (iii) with respect to any employee of the Company or a Subsidiary, commission of any act of moral turpitude or conviction of a felony, or (iv) the willful or negligent failure of the Participant to perform the Participant’s duties to the Company or a Subsidiary in any material respect.

Further, the Participant shall be deemed to have terminated for Cause if, after the Participant’s Termination of Service, facts and circumstances arising during the course of the Participant’s employment with the Company are discovered that would have constituted a termination for Cause.
Further, all rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Board or its designee or during any negotiations between the Board or its designee and the Participant regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of “Cause.”

(f)	“Change in Control” has the meaning ascribed to it in Section 4.2.

(g)	“Code” means the Internal Revenue Code of 1986.

(h)	“Code Section 162(m)” means the provisions of Section 162(m) of the Code and any rules, regulations and guidance promulgated thereunder.

(i)	“Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder.

(j)	“Code Section 422” means the provisions of Section 422 of the Code and any rules, regulations and guidance promulgated thereunder.

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(k)	“Committee” means the Committee acting under Article 5, and in the event a Committee is not currently appointed, the Board.

(l)	“Company” means West Bancorporation, Inc., an Iowa corporation.

(m)	“Director Participant” means a Participant who is a member of the Board or the board of directors of a Subsidiary.

(n)
“Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering the Company’s or a Subsidiary’s employees.

(o)	“Effective Date” has the meaning ascribed to it in Section 1.1.

(p)	“Exchange Act” means the Securities Exchange Act of 1934.

(q)
“Fair Market Value” means, as of any date, the officially-quoted closing selling price of the Shares on such date on the principal national securities exchange on which Shares are listed or admitted to trading or, if there have been no sales with respect to Shares on such date, such price on the most immediately preceding date on which there have been such sales, or if the Shares are not so listed or admitted to trading, the Fair Market Value shall be the value established by the Committee in good faith and, to the extent required, in accordance with Code Section 422 and Code Section 409A.

(r)	“Form S-8” means a Registration Statement on Form S-8 promulgated by the U.S. Securities and Exchange Commission or any successor thereto.

(s)
If the Participant is subject to an employment or change in control agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “good reason” (or the like), then, for purposes of the Plan, the term “Good Reason” has the meaning set forth in such agreement; and in the absence of such a definition, “Good Reason” means the occurrence of any one of the following events, unless the Participant agrees in writing that such event shall not constitute Good Reason:

(i)	A material, adverse change in the nature, scope or status of the Participant’s position, authorities or duties from those in effect immediately prior to the applicable Change in Control;

(ii)	A material reduction in the Participant’s aggregate compensation or benefits in effect immediately prior to the applicable Change in Control; or

(iii)
Relocation of the Participant’s primary place of employment of more than 15 miles from the Participant’s primary place of employment immediately prior to the applicable Change in Control, or a requirement that the Participant engage in travel that is materially greater than prior to the applicable Change in Control.

Notwithstanding any provision of this definition to the contrary, prior to the Participant’s Termination of Service for Good Reason, the Participant must give the Company written notice of the existence of any condition set forth in clause (i) - (iii) immediately above within 90 days of its initial existence and the Company shall have 30 days from the date of such notice in which to cure the condition giving rise to Good Reason, if curable. If, during such 30-day period, the Company cures the condition giving rise to Good Reason, the condition shall not constitute Good Reason. Further notwithstanding any provision of this definition to the contrary, in order to constitute a termination for Good Reason, such termination must occur within 12 months of the initial existence of the applicable condition.

(t)	“ISO” means a stock option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b).

(u)	“Participant” has the meaning ascribed to it in Section 1.2.

(v)	“Performance-Based Compensation” has the meaning ascribed to it in Code Section 162(m).

(w)	“Plan” means the West Bancorporation, Inc. 2017 Equity Incentive Plan.

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(x)	“Policy” has the meaning ascribed to it in Section 7.16.

(y)	"Prior Plan" means the West Bancorporation, Inc. 2012 Equity Incentive Plan.

(z)	"Retirement" means the Participant’s Termination of Service on or following attainment of Retirement Age (other than a termination for Cause.)

(aa)	“Retirement Age” means the “full retirement age,” as established by the Social Security Administration as of the date of grant of the applicable Award, based upon the Participant’s date of birth.

(ab)	“SAR” has the meaning ascribed to it in Section 2.1(b).

(ac)	“Securities Act” means the Securities Act of 1933.

(ad)	“Share” means a share of Stock.

(ae)	“Stock” means the common stock of the Company, no par value per share .

(af)	"Stockholders” means the stockholders of the Company.

(ag)	“Subsidiary” means any corporation, bank or other entity that would be a “subsidiary corporation” as defined in Code Section 424(f) with respect to the Company.

(ah)
“Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an employee, director of, or service provider to, the Company and each Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)
The Participant's cessation as an employee or service provider shall not be deemed to occur by reason of the Participant’s being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s services.

(ii)
If, as a result of a sale or other transaction, the Subsidiary for whom the Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an employee or director of, or service provider to, the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.

(iii)
A service provider, other than an employee or director, whose services to the Company or a Subsidiary are governed by a written agreement with such service provider shall cease to be a service provider at the time the provision of service under such written agreement ends (without renewal); and such a service provider whose services to the Company or a Subsidiary are not governed by a written agreement with the service provider shall cease to be a service provider on the date that is 90 days after the date the service provider last provides services requested by the Company or a Subsidiary.

(iv)
Notwithstanding the foregoing, in the event that any Award constitutes Deferred Compensation, the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “separation from service” as defined under Code Section 409A.

Section 8.2 In the Plan, unless otherwise stated, the following uses apply:

(a)	Actions permitted under the Plan may be taken at any time in the actor's reasonable discretion;

(b)
References to a statute shall refer to the statute and any amendments and any successor statutes, and to all regulations promulgated under or implementing the statute, as amended, or its successors, as in effect at the relevant time;

(c)
In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to and including”;

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(d)
References to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)	Indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company;

(f)	The words “include,” “includes” and “including” mean “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively;

(g)	All references to articles and sections are to articles and sections in the Plan;

(h)	All words used shall be construed to be of such gender or number as the circumstances and context require;

(i)
The captions and headings of articles and sections appearing in the Plan have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan or any of its provisions;

(j)
Any reference to an agreement, plan, policy, form, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document or set of documents, shall mean such agreement, plan, policy, form, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)	All accounting terms not specifically defined in the Plan shall be construed in accordance with U.S. Generally Accepted Accounting Principles.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Meeting, Proxy Statement, Proxy Card, Annual Report and Form 10-K are available at
www.snl.com/irweblinkx/docs.aspx?iid=1021570

WEST BANCORPORATION, INC.
Annual Meeting of Stockholders
April 27, 2017 4:00 PM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints David R. Milligan and David D. Nelson, or either of them, the undersigned's attorneys and proxies, with full power of substitution, to vote all shares of common stock of West Bancorporation, Inc. which the undersigned is entitled to vote as of the record date, February 17, 2017, as fully as the undersigned could do if personally present, at the Annual Meeting of Stockholders of said corporation to be held in the David L. Miller Conference Center at the headquarters of the Company, located at 1601 22nd Street, West Des Moines, Iowa, on Thursday, April 27, 2017, at 4:00 p.m. Central time, and any and all adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on the reverse side

VOTE BY INTERNET - www.proxyvote.com
Use of the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern time the day before the meeting date.
Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M.
Eastern time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,
Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

				For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
				All	All	Except

The Board of Directors recommends you vote FOR the following:				☐	☐	☐

1.	Election of Directors
Nominees
01	Frank W. Berlin	02	Joyce A. Chapman	03	Steven K. Gaer		04	Michael J. Gerdin
05	Kaye R. Lozier	06	Sean P. McMurray	07	David R. Milligan		08	George D. Milligan
09	David D. Nelson	10	James W. Noyce	11	Robert G. Pulver		12	Lou Ann Sandburg
13	Philip Jason Worth

The Board of Directors recommends that you vote FOR proposals 2, 3 and 4.									For	Against	Abstain

2.	To approve on a nonbinding basis, the 2016 compensation of the named executive officers disclosed in the proxy statement.								☐	☐	☐
3.	To approve the West Bancorporation, Inc. 2017 Equity Incentive Plan.								☐	☐	☐
4.	To ratify the appointment of RSM US LLP as the Company's independent registered public accounting firm for 2017.								☐	☐	☐

Such other business as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s).

If this proxy is signed but no direction is given for a particular matter, this proxy will be voted (1) FOR THE ELECTION OF ALL OF THE NOMINEES LISTED IN PROPOSAL 1; (2) FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS IN PROPOSAL 2; (3) FOR THE APPROVAL OF THE WEST BANCORPORATION, INC. 2017 EQUITY INCENTIVE PLAN IN PROPOSAL 3; (4) FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 4; AND IN THE DISCRETION OF THE NAMED PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date		Signature (Joint Owners)				Date